SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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CORVEL CORPORATION

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July 6, 2011

Dear CorVel Stockholder:

We are pleased to invite you to our 2011 Annual Meeting, which will be held at CorVel’s principal executive offices at 2010 Main Street, Suite 600, Irvine, California 92614, on Thursday, August 4, 2011, at 1:00 p.m. Pacific Daylight Time. Voting on election of directors and other matters is also scheduled. The items to be voted on at the 2011 Annual Meeting are addressed in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 4, 2011: The Proxy Statement and Annual Report on Form 10-K are available at https://materials.proxyvote.com/221006.

Your vote is important. Whether or not you plan to attend the 2011 Annual Meeting, please complete and mail the enclosed proxy card to ensure that your shares will be represented at the 2011 Annual Meeting. A postage pre-paid envelope has been provided for your convenience. If you later decide to attend the Annual Meeting and wish to change your vote, you may do so simply by voting in person at the meeting. If you are a beneficial owner of our stock and wish to vote at the 2011 Annual Meeting, you will need to obtain a legal proxy from your bank or broker and bring this legal proxy to the meeting. If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors, on the proposals regarding named executive officer compensation and on other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

We look forward to seeing you at our 2011 Annual Meeting.

Sincerely,

V. Gordon Clemons,
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held August 4, 2011
PROXY STATEMENT
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL THREE APPROVAL OF AN AMENDMENT TO THE CORVEL CORPORATION RESTATED OMNIBUS INCENTIVE PLAN (FORMERLY THE RESTATED 1988 EXECUTIVE STOCK OPTION PLAN) TO PERMIT DISCRETIONARY GRANTS OF STOCK OPTIONS AND OTHER EQUITY BASED AWARDS FROM TIME TO TIME TO MEMBERS OF OUR COMPENSATION COMMITTEE AND TO EFFECT VARIOUS OTHER IMPROVEMENTS THEREUNDER
PROPOSAL FOUR REAPPROVAL OF PERFORMANCE GOALS UNDER THE CORVEL CORPORATION RESTATED OMNIBUS INCENTIVE PLAN (FORMERLY THE RESTATED 1988 EXECUTIVE STOCK OPTION PLAN)
PROPOSAL FIVE ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
PROPOSAL SIX ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL SEVEN RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS OF CORVEL
Executive Compensation
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Director Compensation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
2011 ANNUAL REPORT ON FORM 10-K AND STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING
COSTS OF SOLICITATION

CorVel Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 4, 2011

To the Stockholders of CorVel Corporation:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of CorVel Corporation, a Delaware corporation, will be held at our principal executive offices, at 2010 Main Street, Suite 600, Irvine, California 92614, on Thursday, August 4, 2011, at 1:00 p.m. Pacific Daylight Time for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. To elect the six directors named in the attached proxy statement, each to serve until the 2012 annual meeting of stockholders or until his or her successor has been duly elected and qualified;

2. To approve an amendment to our Certificate of Incorporation to increase the maximum number of shares of our common stock (the “Common Stock”) authorized for issuance from 60,000,000 to 120,000,000 shares;

3. To approve an amendment to our Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) to permit discretionary grants of stock options and other equity based awards from time to time to members of our Compensation Committee and to effect various other improvements thereunder;

4. To reapprove the performance goals under our Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended;

5. To approve on an advisory basis the compensation of our named executive officers;

6. To approve on an advisory basis the frequency of conducting future stockholder advisory votes on named executive officer compensation;

7. To ratify the appointment of Haskell & White LLP as our independent auditors for the fiscal year ending March 31, 2012; and

8. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that stockholders vote FOR Proposals 1 through 5 and 7 listed above. Regarding Proposal 6, our Board of Directors recommends that stockholders vote for conducting future stockholder advisory votes on named executive officer compensation EVERY THREE YEARS. Only stockholders of record at the close of business on June 17, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at our Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the enclosed, self-addressed, postage pre-paid envelope provided for your convenience. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the closing of the polls at the Annual Meeting. If you attend the Annual Meeting and you choose to vote in person at the Annual Meeting by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If you hold your shares in the name of a broker, bank or other nominee, please provide appropriate voting instructions to that nominee. Absent such instructions, your nominee may determine to vote your shares at its own discretion. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors, on proposals regarding named executive officer compensation and on other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count. If you wish to attend the Annual Meeting and vote shares held for you by a nominee, please be sure to obtain a legal proxy from that nominee allowing you to cast your vote in person.

The holders of a majority of the outstanding shares of our Common Stock entitled to vote must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Please return your proxy card in order to ensure that a quorum is obtained and to avoid the additional cost to us of adjourning the Annual Meeting until a later time and re-soliciting proxies.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 4, 2011: The Proxy Statement and Annual Report on Form 10-K are available at https://materials.proxyvote.com/221006.

By order of the Board of Directors,

RICHARD J. SCHWEPPE
Secretary

Irvine, California
July 6, 2011

YOUR VOTE IS IMPORTANT.

PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY.

CorVel Corporation

PROXY STATEMENT

Proxies are being solicited on behalf of our Board of Directors for use at the 2011 Annual Meeting of stockholders, which will be held at our principal executive offices located at 2010 Main Street, Suite 600, Irvine, California 92614, on Thursday, August 4, 2011, at 1:00 p.m. Pacific Daylight Time, and at any adjournment(s) or postponement(s) thereof. Stockholders of record at the close of business on June 17, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) of that meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

On June 17, 2011, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 11,621,783 shares of our Common Stock outstanding and approximately 1,023 holders of record according to information provided by our transfer agent. No shares of our preferred stock were outstanding as of June 17, 2011. Each stockholder is entitled to one vote on all matters brought before the Annual Meeting for each share of our Common Stock held by such stockholder on the record date. Stockholders may not cumulate votes in the election of directors.

The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the outstanding shares of our Common Stock entitled to vote will constitute a quorum for the transaction of business. In the election of directors under Proposal One, the six nominees receiving the highest number of affirmative votes shall be elected. The affirmative vote of the holders of our Common Stock representing a majority of the voting power present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of Proposals Two, Three and Four and is being sought for approval of Proposals Five, Six and Seven.

All votes will be tabulated by our inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., shares held by a broker, bank or other nominee that are represented at the Annual Meeting, but with respect to which such broker, bank or other nominee is not instructed to vote on a particular proposal and does not have discretionary voting power). Abstentions and broker non-votes are counted as present for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. With regard to Proposal One, votes marked “withheld” will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders, will not have the effect of negative votes and will not affect the outcome of the election of directors. With regard to Proposals Two, Three, Four, Five and Seven, abstentions will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes. Proposal Six includes four voting options: 1 year, 2 years, 3 years and abstain. This stockholder advisory vote will be determined by which option — 1, 2 or 3 years — garners the most votes. Stockholders may not cumulate votes in Proposal Six. Abstentions will not be counted towards the tabulations of votes cast on Proposal Six, will not have the effect of negative votes and will not affect the outcome of Proposal Six.

If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors, the two stockholder advisory votes on named executive officer compensation and any other non-routine matters proposed in this proxy statement. Voting rules may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors, the two stockholder advisory votes on named executive officer compensation and any other non-routine matters. Accordingly, if your shares are held by a bank or broker in street name and you do not instruct your bank or broker how to vote in the election of directors, the two stockholder advisory votes on named executive officer compensation and any other non-routine matters proposed in this proxy statement, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on routine matters, such as the ratification of the appointment of our independent registered public accounting firm and the other matters determined by the NYSE to be routine.

If the enclosed proxy card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors in Proposal One unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted as recommended by our Board of Directors with respect to Proposals Two, Three, Four, Five, Six and Seven described in the accompanying Notice and this Proxy Statement. In their discretion, the proxies named on the proxy card will be authorized to vote upon any other matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. A proxy may be revoked or changed at or prior to the Annual Meeting by delivery of a written revocation or by presentation of another properly signed proxy card with a later date to our Secretary at our principal executive offices at 2010 Main Street, Suite 600, Irvine, California 92614, or by attendance at the Annual Meeting and voting in person by ballot. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you affirmatively indicate at the Annual Meeting your intention to vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a legal proxy issued in your name.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 4, 2011: The Proxy Statement and Annual Report on Form 10-K are available at https://materials.proxyvote.com/221006.

This Proxy Statement, the accompanying Notice, the enclosed proxy card and our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, were mailed on or about July 6, 2011, to stockholders of record on the record date.

Our principal executive offices are located at 2010 Main Street, Suite 600, Irvine, California 92614. Our telephone number is (949) 851-1473.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF DIRECTORS

Six individuals have been nominated to serve as our directors. Our stockholders are being asked to elect these nominees to the Board at the Annual Meeting. Our Nomination and Governance Committee selected and recommended, and the Board, including its independent directors, approved the nomination of each of the six individuals listed below for election to serve for a one-year term ending on the date of our next annual meeting of stockholders or until his or her successor has been duly elected and qualified. The term may be shorter if such individual resigns, becomes disqualified or disabled, or is otherwise removed. If these nominees are elected, the Board will consist of six persons and there will be one vacancy on the Board. The Board may fill such vacancy at any time during the year.

Unless otherwise instructed or unless the proxy is marked “withheld,” the proxy holders will vote the proxies received by them FOR the election of each of the nominees named below. Each such nominee is currently serving as a director and has indicated his or her willingness to continue to serve as a director if elected. In the event that any such nominee becomes unable or declines to serve at the time of the Annual Meeting, the proxy holders may exercise discretionary authority to vote for a substitute person selected and recommended by our Nomination and Governance Committee and approved by the Board.

Director Nominees for Term Ending Upon the 2012 Annual Meeting of Stockholders

The names and certain information, as of May 31, 2011, about the nominees for director are set forth below:

Name	Age	Position

V. Gordon Clemons	67	Chairman of the Board
Steven J. Hamerslag(1)(3)	54	Director
Alan R. Hoops(1)(2)	63	Director
R. Judd Jessup(1)	63	Director
Jean H. Macino(2)	68	Director
Jeffrey J. Michael(2)(3)	54	Director

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nomination and Governance Committee.

Mr. Clemons has served as our Chairman of the Board since April 1991. He served as our Chief Executive Officer from January 1988 until August 2007, when Daniel Starck was appointed to that office, and as our President from January 1988 until May 2006, when Mr. Starck was appointed to that office. Mr. Clemons was President of Caremark, Inc., a home intravenous therapy company, from May 1985 to September 1987, at which time Caremark was purchased by Baxter International, Inc. From 1981 to 1985, Mr. Clemons was President of INTRACORP, a medical management company and subsidiary of CIGNA Corporation. Mr. Clemons has 34 years of experience in the healthcare and insurance industries. Our Board believes Mr. Clemons is qualified to serve as Chairman of the Board given his extensive technology, industry, management and operational experience and his substantial understanding of the Company and its operations resulting from his position as our Chief Executive Officer from 1988 until 2007 and our President from 1988 until 2006.

Mr. Hamerslag has served as one of our directors since May 1991. Mr. Hamerslag has been Managing Partner of TVC Capital, a venture capital firm, since April 2006, and Managing Director of Titan Investment Partners, also a venture capital firm, since November 2002. Mr. Hamerslag served as the President and Chief Executive Officer of J2Global Communications, a publicly held unified communication services company, from June 1999 until January 2001. Mr. Hamerslag served as the CEO of MTI Technology Corporation, a publicly held manufacturer of enterprise storage solutions, from 1987 to 1996. Our Board believes Mr. Hamerslag’s valuable business, leadership and executive management experience, particularly in the technology industry, qualifies him to serve as a director.

Mr. Hoops has served as one of our directors since May 2003. Mr. Hoops has been Chairman of the Board and Chief Executive Officer of CareMore California Health Plan, a health maintenance organization, since March 2006. Mr. Hoops was Chairman of Benu, Inc., a regional benefits administration/marketing company, from 2000 to March 2006, and Chairman of Enwisen, Inc., a human resources services software company, from 2001 to March 2006. Mr. Hoops was Chief Executive Officer and a Director of Pacificare Health Systems, Inc., a national health consumer services company, from 1993 to 2000. Mr. Hoops has 38 years of experience in the healthcare and managed care industries. Our Board believes Mr. Hoops’ experience as the Chief Executive Officer and Director of Pacificare Health Systems, Inc., combined with his strong operational and strategic background and extensive public company experience, qualifies him to serve as a director.

Mr. Jessup has served as one of our directors since August 1997. Mr. Jessup has been Chief Executive Officer and a director of Combimatrix Corporation, a molecular diagnostics laboratory, from August 2010 to present. Mr. Jessup was Chief Executive Officer of U.S. LABS, a national laboratory which provides cancer diagnostic and genetic testing services, from 2002 to 2005. Mr. Jessup was President of the HMO Division of FHP International Corporation, a diversified health care services company, from 1994 to 1996. From 1987 to 1994, Mr. Jessup was President of TakeCare, Inc., a publicly held HMO operating in California, Colorado, Illinois and Ohio, until it was acquired by FHP. Mr. Jessup has 36 years of experience in the healthcare and managed care industries. Mr. Jessup has been a director of Superior Vision Services, a national managed vision care plan, since December 2007, a director of Accentcare since October 2005, a director of Xifin, Inc., a laboratory billing systems company, since January 2006, and a director of NovaMed, Inc. since August 1998. Our Board believes Mr. Jessup is qualified to serve as a director because he has significant executive experience with the strategic, financial, and operational requirements of large health care services organizations, including serving as an Audit Committee chair, and brings to our Board senior leadership, health industry, and financial experience.

Ms. Macino has served as one of our directors since February 2008. Ms. Macino was Managing Director of Marsh and McLennan Companies, an insurance broker and strategic risk advisor, from 1980 to 1995, and Office Head of the Newport Beach office of Marsh, Inc. from 1995 to 2005. Ms. Macino has served on the Board of Governors of Chapman University for the past ten years and currently serves as Chairman of the Governorship Committee of Chapman University. Ms. Macino has 36 years of experience in the insurance brokerage industry. Our Board believes Ms. Macino’s executive leadership experience, strong sales and marketing expertise in the insurance brokerage industry qualifies her to serve as a director.

Mr. Michael has served as one of our directors since September 1990. Mr. Michael has been President, Chief Executive Officer and a Director of Corstar Holdings, Inc., one of our significant stockholders and a holding company owning equity interests in CorVel and an independent provider of data, voice, and video services to multiple dwelling units, since March 1996. Our Board believes Mr. Michael’s experience as the President, Chief Executive Officer and Director of Corstar Holdings, Inc., combined with his strong operational and strategic background and extensive public company experience, qualifies him to serve as a director.

There are no family relationships among any of our directors, nominees or executive officers.

Corporate Governance, Board Composition and Board Committees

Independent Directors

The Board has determined that each of our current directors other than Mr. Clemons qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Stock Market LLC. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by us and our directors with regard to each director’s business and personal activities as they may relate to us and our management.

Board Leadership Structure, Risk Oversight and Diversity

The Board does not have a policy regarding the separation of the roles of the Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board from time to time. The Board has determined that having the Company’s former Chief Executive Officer serve as the Chairman is currently in the best interest of the Company as this structure makes the best use of the Chairman’s extensive knowledge of the Company and its industry, and fosters greater communication between the Company’s management and the Board, while facilitating robust director, Board, and CEO evaluation processes.

In determining that we are best served by having Mr. Clemons serve as Chairman of the Board, our board considered the benefits of having the former Chief Executive Officer serve as a bridge between management and our board, ensuring that both groups act with a common purpose. Our board also considered Mr. Clemons’ knowledge regarding our operations and the industries and markets in which we compete and his ability to promote communication, to synchronize activities between our board and our senior management and to provide consistent leadership to both our board and our company in coordinating the strategic objectives of both groups.

The Company does, however, have a policy that if the Chairman of the Board of the Company does not qualify as an independent director, the independent directors of the Board will select one of the independent directors to be the “Lead Independent Director.” Since the Chairman of the Board is currently involved in the day-to-day operations of the Company, the Board of Directors has designated Mr. Jessup as the Lead Independent Director. The Lead Independent Director has the following duties and responsibilities: (a) acting as Chair of the meetings of the independent directors; (b) working with the Chairman of the Board, CEO and Corporate Secretary to ensure the Board has adequate resources, especially by way of full, timely and relevant information to support its decision-making requirements; (c) serving as a conduit of information between the independent directors and the Chairman of the Board, the CEO and other members of management; (d) together with the Chairman of the Board, reviewing annually the purpose of the Committees of the Board and through the Nomination and Governance Committee, recommending to the Board any changes deemed necessary or desirable to the purpose of the Committees and whether any Committees should be created or discontinued; (e) being available as a resource to consult with the our Chairman of the Board, CEO and Corporate Secretary and other Board members on corporate governance practices and policies; and (f) such other responsibilities and duties as the Board shall designate. The Board believes that this current leadership structure, in which the office of Chairman is held by one individual and an independent director acts as Lead Independent Director, provides for dynamic Board leadership and enhances the Company’s ability to execute its business and strategic plans, while maintaining strong independence for Board decisions and oversight.

Our board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

While our board has the ultimate oversight responsibility for the risk management process, various committees of our board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from our internal audit department. Risks related to our compensation programs are reviewed by the Compensation Committee and legal and regulatory compliance risks are reviewed by the Nomination and Governance Committee. Our board is advised by the committees of significant risks and management’s response through periodic updates.

We believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of CorVel; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

We believe that our Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s background and accomplishments, our nomination and governance committee reviews candidates in the context of the current composition of the Board and the evolving needs of our business. Our Board has adopted a formal policy with regard to the consideration of diversity in identifying director nominees and as a result, the nomination and governance committee strives to nominate directors with a variety of complementary skills and backgrounds so that as a group, our Board will possess the appropriate talent, skills, insight and expertise to oversee our business.

Board Structure and Committees

The Board has established an audit committee, a compensation committee and a nomination and governance committee. The Board and its committees set schedules to meet throughout the year, and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of the Board also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each member of each committee of the Board qualifies as an independent director in accordance with the Nasdaq standards described above. Each committee of the Board has a written charter approved by the Board. A copy of each charter is posted on our web site at http://www.corvel.com under the Investor Relations section. The inclusion of any web site address in this Proxy Statement does not include or incorporate by reference the information on that web site into this Proxy Statement or our Annual Report on Form 10-K.

Audit Committee

The audit committee of the Board reviews and monitors our corporate financial statements and reporting and our internal and external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs.

Our audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. In accordance with the audit committee’s charter and policies regarding transactions with related persons, all related person transactions are approved or ratified by our audit committee. Please see the information set forth under the heading “Policies and Procedures for Related Person Transactions” in this Proxy Statement for additional details about our policies regarding related person transactions. The current members of our audit committee are Messrs. Hamerslag, Hoops and Jessup. The audit committee held four meetings by telephonic conference calls and acted by unanimous written consent one time during fiscal 2011.

In addition to qualifying as independent under the Nasdaq rules described above, each member of our audit committee can read and understand fundamental financial statements, and each member currently qualifies as independent under special standards established by the SEC for members of audit committees. Our audit committee includes at least one member who has been determined by the Board to meet the qualifications of an audit committee financial expert in accordance with SEC rules. Mr. Hamerslag is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hamerslag’s experience and understanding with respect to certain accounting and auditing matters. In this regard, please refer to the biography of Mr. Hamerslag appearing above. The designation does not impose on Mr. Hamerslag any duties, obligations or liability that are greater than are generally imposed on him as a member of our audit committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or Board.

Compensation Committee

The compensation committee of the Board reviews and approves our general compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, and stock option and other incentive compensation arrangements. In addition, our compensation committee administers the CorVel Corporation 1991 Employee Stock Purchase Plan and the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan), including reviewing and granting stock options. Our compensation committee also reviews and approves various other issues related to our compensation policies and matters. The compensation committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee consists solely of at least two independent members of the compensation committee. The current members of our compensation committee are Messrs. Hoops and Michael and Ms. Macino. The compensation committee held one meeting in person, held two meetings by telephonic conference calls and acted by unanimous written consent eight times during fiscal 2011.

Risk Assessment in Compensation Programs.  We have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our management assessed the Company’s executive and broad-based compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, risk control, and the support of the programs and their risks to Company strategy. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. Our egalitarian culture supports the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout the Company and with all levels of employees. In most cases, the compensation policies and practices are centrally designed and administered, and are substantially identical at each business unit. Field sales personnel are paid a base salary and a sales commission, but all of our executive officers are paid under the programs and plans for non-sales employees. Certain internal groups have different or supplemental compensation programs tailored to their specific operations and goals.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of CorVel; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Nomination and Governance Committee

The nomination and governance committee of the Board reviews and reports to the Board on a periodic basis with regard to matters of corporate governance, and reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies. In addition, the nomination and governance committee reviews and makes recommendations to the Board regarding the size and composition of the Board and the appropriate qualities and skills required of our directors in the context of the then current make-up of the Board. This includes an assessment of each candidate’s independence, personal and professional integrity, diversity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve us and our stockholders’ long-term interests. These factors, and others as considered useful by our nomination and governance committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the nomination and governance committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors. The nomination and governance committee has a formal policy with respect to diversity in identifying director nominees and, as indicated above, diversity is one factor in the total mix of information our Board considers when evaluating director candidates.

The nomination and governance committee leads the search for and selects, or recommends that the Board select, candidates for election to the Board (subject to legal rights, if any, of third parties to nominate or appoint directors). Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to the Board typically have been suggested by other members of the Board or by our executive officers. From time to time, the nomination and governance committee may engage the services of a third-party search firm to identify director candidates. Each of the current nominees is standing for re-election at the Annual Meeting. The nomination and governance committee selected these candidates and recommended their nomination to the Board. The nomination and governance committee has not received any nominations from any stockholders in connection with this Annual Meeting. The current members of our nomination and governance committee are Messrs. Hamerslag and Michael. The nomination and governance committee held one meeting during fiscal 2011.

Although the nomination and governance committee does not have a formal policy on stockholder nominations, it will consider candidates proposed by stockholders of any outstanding class of our capital stock entitled to vote for the election of directors, provided such proposal is in accordance with the procedures set forth in Article II, Section 12 of our Bylaws and in the charter of the nomination and governance committee. Nominations by eligible stockholders must be preceded by notification in writing addressed to the Chairman of the nomination and governance committee, care of our Secretary, at 2010 Main Street, Suite 600, Irvine, California 92614, not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, or (ii) with respect to the election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Our Bylaws and the charter of the nomination and governance committee require that such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee: (a) the name and address of the nominee; (b) the name and address of the stockholder making the nomination; (c) a representation that the nominating stockholder is a stockholder of record of our stock entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice; (d) the nominee’s qualifications for membership on the Board of Directors; (e) all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director pursuant to the rules and regulations of the United States Securities and Exchange Commission; (f) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder; (g) all other companies to which the nominee is being recommended as a nominee for director; and (h) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as one of our directors, if elected.

All such recommendations will be brought to the attention of our nomination and governance committee. Candidates proposed by stockholders will be evaluated by our nomination and governance committee using the same criteria as for all other candidates.

Board and Committee Meetings

The Board held four meetings in person, held one meeting by telephonic conference call, and acted by unanimous written consent four times during fiscal 2011. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during fiscal 2011. Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged and expected to attend each of our annual meetings of stockholders in addition to each meeting of the Board and of the committees on which he or she serves, except where the failure to attend is due to unavoidable circumstances or schedule conflicts. All of our directors attended our 2010 annual meeting of stockholders.

Code of Ethics and Business Conduct

The Board has adopted a code of ethics and business conduct that applies to all of our employees, officers and directors. The full text of our code of ethics and business conduct is posted on our web site at http://www.corvel.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our web site identified above. The inclusion of any web site address in this proxy statement does not include or incorporate by reference the information on that web site into this proxy statement or our Annual Report on Form 10-K.

Communications from Stockholders to the Board

The Board has implemented a process by which stockholders may send written communications to the attention of the Board, any committee of the Board or any individual Board member, care of our Secretary at 2010 Main Street, Suite 600, Irvine, CA 92614. This centralized process assists the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. Our Secretary, with the assistance of our Director of Legal Services, is primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration will not be forwarded to the Board. Any communications not forwarded to the Board will be retained for a period of three months and made available to any of our independent directors upon their general request to view such communications. There were no changes in this process in fiscal 2011.

Stockholder Approval

Directors are elected by a plurality of the votes present or represented by proxy at the Annual Meeting and entitled to vote. The six nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be our elected directors.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL TWO

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Currently, our Certificate of Incorporation provides that we are authorized to issue two classes of stock, consisting of 60,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), of which 200,000 shares are designated as Series A Junior Participating Preferred Stock. As of May 31, 2011, 11,753,151 shares of Common Stock were issued and outstanding and 14,491,163 shares of Common Stock were issued and held in treasury, no shares of Preferred Stock were issued and outstanding and 812,373 shares of Common Stock were reserved for issuance upon the exercise of outstanding options. The remaining shares of authorized but unissued Common Stock are not reserved for any specific use and are available for future issuance.

Our Board believes this capital structure is inadequate for our present and future needs. Accordingly, our Board has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the authorized number of shares of Common Stock from 60,000,000 to 120,000,000 and is asking the stockholders to approve this amendment.

Purpose of Authorizing Additional Common Stock

The authorization of an additional 60,000,000 shares of Common Stock would give our Board the express authority to issue such shares of Common Stock from time to time as our Board deems necessary. Our Board believes it is necessary and advisable to have the ability to issue such additional shares of Common Stock for any proper corporate purpose such as future acquisitions, option grants, convertible debt and equity financings and/or stock splits. Our Board believes that having these additional shares available will provide our Board with the flexibility it needs to respond quickly, and without the delays inherent in obtaining stockholder approval, should shares be required for acquisition or financing opportunities, stock splits or other corporate purposes.

As of the date of this Proxy Statement, our Board has no present specific plans, understandings or agreements for the issuance of the proposed additional shares of Common Stock, other than pursuant to the exercise of stock options. Our Board, however, believes that if an increase in the authorized number of shares of Common Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of our stockholders at that time could significantly impair our ability to meet our strategic objectives. The additional shares of Common Stock would be available for issuance by our Board without any future action by the stockholders, unless such action were specifically required by applicable law or the rules of any stock exchange or quotation system on which our securities may then be listed, and for such consideration that our Board may determine is appropriate and as may be permitted by applicable law.

Possible Effects of Increase in Authorized Common Stock

The proposed increase in the authorized number of shares of Common Stock could, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares, have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could discourage, delay or make more difficult a change in control or takeover of CorVel, although this is not the present intent of our Board. For example, additional shares could be issued by us to dilute the stock ownership or voting rights of persons seeking to obtain control of CorVel and thereby increase the cost of acquiring a given percentage of the outstanding stock. Similarly, the issuance of additional shares to certain persons allied with our management and/or Board could have the effect of making it more difficult to remove the current management and/or directors of CorVel by diluting the stock ownership or voting rights of persons seeking to cause such removal. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business considerations and not by the threat of any hostile takeover attempt (nor is our Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the amendment to our Certificate of Incorporation could facilitate future efforts by us to deter or prevent changes in control of CorVel, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder’s investment. In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of outstanding shares of Common Stock caused by the issuance of additional shares would dilute the earnings per share and book value per share of all outstanding shares of our capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected.

Additional shares of Common Stock authorized pursuant to this Proposal would be identical in all respects to the Common Stock currently authorized. While authorization of the additional shares will not dilute the proportionate voting power or other rights of existing stockholders, future issuances of Common Stock could reduce the proportionate ownership of existing holders of Common Stock, and, depending on the price at which such shares are issued, may be dilutive to the existing stockholders.

Proposed Amendment

The proposed amendment to our Amended and Restated Certificate of Incorporation would amend Section 2 of Article IV of our Amended and Restated Certificate of Incorporation to read as follows:

“2. Common Stock.  The total number of shares of Common Stock the Corporation shall have authority to issue is 120,000,000, with a par value of $0.0001 per share.”

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the record date and entitled to vote is required for approval of the proposal to amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock.

Recommendation of Our Board

Our Board recommends a vote FOR the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO THE CORVEL CORPORATION RESTATED OMNIBUS INCENTIVE PLAN (FORMERLY THE RESTATED 1988 EXECUTIVE STOCK OPTION PLAN) TO PERMIT DISCRETIONARY GRANTS OF STOCK OPTIONS AND OTHER EQUITY BASED AWARDS FROM TIME TO TIME TO MEMBERS OF OUR COMPENSATION COMMITTEE AND TO EFFECT VARIOUS OTHER IMPROVEMENTS THEREUNDER

General

Stockholders are being asked to approve an amendment to the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) (the “Omnibus Plan”) to permit discretionary grants of stock options and other equity based awards from time to time to members of our Compensation Committee and to effect various other improvements thereunder. Currently, our Omnibus Plan permits our directors who are not members of our Compensation Committee to receive discretionary grants of stock options and other equity based awards, but it does not permit members of our Compensation Committee to receive such discretionary grants because of the features of the Automatic Option Grant Program of the Omnibus Plan under which the members of our Compensation Committee, as well as our other non-employee directors, are awarded initial automatic option grants of 7,500 shares of common stock upon first joining the Board and annual automatic option grants of 3,000 shares of common stock on the date of each annual meeting of stockholders. Our Board has decided, however, to amend the Omnibus Plan to eliminate the Automatic Option Grant Program, subject to stockholder approval of this Proposal, because as we repurchase more shares of our common stock under our publicly disclosed share repurchase program, the number of shares of common stock underlying the automatic option grants results in the grant of a disproportionately higher percentage of our total common stock outstanding. Accordingly, our Board believes that it is advisable and in the best interests of our company and our stockholders for the Compensation Committee to have the flexibility to make adjusted awards to all our non-employee directors upon appointment and annually through our Discretionary Option Grant Program that can take into account the amount of stock we have repurchased through our share repurchase program.

If this Proposal is approved by stockholders, the Automatic Option Grant Program will be eliminated from the Omnibus Plan, no automatic option grants will be made at this Annual Meeting and we expect that our Compensation Committee will grant discretionary stock options to each of our non-employee directors on the date of this Annual Meeting upon approval of this Proposal and the exact number of shares will depend on how many shares have been repurchased under the Company’s stock repurchase program as of the date of grant. If this Proposal is not approved by stockholders, the Automatic Option Grant Program will remain in full force and effect, automatic option grants will be made at this Annual Meeting in accordance with the terms of that program and no discretionary option grants will be made to our non-employee directors.

The Board believes it necessary to make such the changes to the Omnibus Plan described above in order to reflect the impact of stock repurchases. The Omnibus Plan was initially adopted by the Board on August 1, 1988 and approved by the Company’s sole stockholder on the same date. It has been amended and restated on several occasions. The amendment to the Omnibus Plan for which stockholder approval is sought under this Proposal was adopted by the Board on June 21, 2011, subject to stockholder approval. As of May 31, 2011, there were options outstanding under the Omnibus Plan to purchase 812,273 shares of Common Stock, an aggregate of 11,530,976 shares of Common Stock had been issued pursuant to the Omnibus Plan, and an aggregate of 714,151 shares remained available for future issuance pursuant to the terms of the Omnibus Plan.

Under applicable Nasdaq Stock Market rules, the Company is required to obtain stockholder approval of this amendment to the Omnibus Plan. The following is a summary of the principal features of the Omnibus Plan, including the amendment which will become effective upon stockholder approval of this Proposal. This summary, however, does not purport to be a complete description of all the provisions of the Omnibus Plan and is qualified in its entirety by reference to the Omnibus Plan. A copy of the Omnibus Plan document as proposed to be amended may be found at Appendix A at the end of this proxy statement. Any stockholder who wishes to obtain an additional copy of the actual plan document may do so by written request to the Corporate Secretary at the Company’s executive offices at 2010 Main Street, Suite 600, Irvine, California 92614.

Structure of the Omnibus Plan

Currently, the Omnibus Plan is divided into three separate components: the Discretionary Option Grant Program, the Automatic Option Grant Program and the Other Equity Based Awards Program. Under the Discretionary Option Grant Program and the Other Equity Based Awards Program, options and other equity based awards may be issued to employees, officers, directors, consultants and advisors of the Company (or its parent or subsidiary companies). Under the Automatic Option Grant Program, only non-employee Board members receive automatic option grants. If this Proposal is approved by stockholders, the Omnibus Plan will consist of only two components, the Discretionary Option Grant Program and the Other Equity Based Awards Program.

The Discretionary Option Grant Program and the Other Equity Based Awards Program are administered by the Compensation Committee of the Board (the “Committee”). The Committee has complete discretion (subject to the provisions of the Omnibus Plan) to authorize option grants and other equity based awards and to determine the terms of these options and other equity based awards under these two components of the Omnibus Plan. However, the Board may at any time appoint a secondary committee of two or more Board members to have separate but concurrent authority with the Committee to make option grants and other equity based awards to individuals other than executive officers and non-employee Board members, and only in a manner that would comply with the requirements of Section 162(m) of the Code. The committee administering the Omnibus Plan will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Omnibus Plan. Subject to the provisions of the Omnibus Plan, the committee administering the Omnibus Plan may change the terms and conditions, or accelerate the exercisability, of an outstanding award. The committee administering the Omnibus Plan has authority to interpret the Omnibus Plan, and establish rules and regulations for the administration of the Omnibus Plan. In addition, the Board at any time may exercise the powers of the committee administering the Omnibus Plan.

Purpose of the Omnibus Plan

The Omnibus Plan is designed to serve as a comprehensive equity incentive program to attract and retain the services of individuals essential to the Company’s long-term growth and success, and to encourage such individuals to put forth maximum efforts for the success of the Company’s business. Accordingly, the Company’s officers and other employees, non-employee directors and other consultants and advisors will have the opportunity to acquire a meaningful equity interest, or otherwise increase their equity interest, in the Company through their participation in the Omnibus Plan, thereby aligning the interests of such individuals with the Company’s stockholders.

Shares Subject to the Omnibus Plan

The total number of shares of Common Stock issuable under all equity based awards over the term of the Omnibus Plan may not exceed 9,682,500 shares. All such shares will be made available either from authorized but unissued Common Stock or from Common Stock reacquired by the Company.

From and after January 1, 1994 until June 30, 2006, in no event could any one individual participating in the Omnibus Plan be granted stock options and/or stock appreciation rights for more than 1,600,000 shares of Common Stock in the aggregate during such period. For purposes of such limitation, any stock options or stock appreciation rights granted prior to January 1, 1994 are not being taken into account. After June 30, 2006, for purposes of Section 162(m) of the Code, no award recipient may be granted (i) options or stock appreciation rights with respect to more than 500,000 shares of Common Stock in the aggregate within any fiscal year or (ii) qualified performance based awards which could result in such person receiving more than $1,500,000 in cash or the equivalent fair market value of shares of Common Stock determined at the date of grant for each full or partial fiscal year contained in the performance period of a particular qualified performance based award, subject to certain adjustments as described in more detail below under the heading “Performance Awards.”

Shares subject to any outstanding options or other equity based awards under the Omnibus Plan which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the Omnibus Plan that the Company subsequently purchases, at the option exercise or direct issue price paid per share, pursuant to the Company’s purchase rights under the Omnibus Plan will be added back to the number of shares reserved for issuance under the Omnibus Plan and will accordingly be available for subsequent issuance. However, any shares subject to tandem stock appreciation rights that were exercised under the Omnibus Plan will not be available for reissuance.

In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to the class and number of securities issuable (in the aggregate and to each participant) under the Omnibus Plan and to each outstanding option and other equity based award.

Eligibility

Officers, employees, consultants, advisors, and Board members (including Committee members if this Proposal is approved by stockholders) in the service of the Company or any parent or subsidiary corporation shall be eligible to participate in the Discretionary Option Grant Program and the Other Equity Based Awards Program. Awards under the Omnibus Plan may only be transferred by will or by the laws of descent and distribution, except that options under the Omnibus Plan may also be transferred without consideration to a family member pursuant to the General Instructions to form S-8 under the Securities Act of 1933.

As of May 31, 2011, assuming this Proposal is approved by stockholders, approximately 50 employees, 2 consultants, 5 executive officers and 5 non-employee Board members are eligible to participate in the Discretionary Option Grant Program and the Other Equity Based Awards Program. Five non-employee Board members are eligible to participate in the Automatic Option Grant Program if this Proposal is not approved by stockholders.

Valuation

For purposes of establishing the option exercise price or the price for other equity based awards, and for all other valuation purposes under the Omnibus Plan, the fair market value per share of Common Stock on any relevant date under the Omnibus Plan is the closing selling price per share on such date, as quoted on the Nasdaq National Market and published in The Wall Street Journal. If there is no reported closing selling price for such date, then the closing selling price for the last previous date for which such quotation exists is used as its fair market value. The closing selling price per share of the Common Stock as quoted on the Nasdaq National Market on May 31, 2011 was $52.94 per share.

Discretionary Option Grant Program

The Committee has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. Unless otherwise provided in a particular award agreement, the options granted under the Discretionary Option Grant Program generally will have the following terms and conditions:

Price and Exercisability.  The exercise price per share for options issued under the Discretionary Option Grant Program may not be less than the fair market value of the Common Stock on the grant date (except in connection with a merger, acquisition or other similar consolidation), and no option may be outstanding for more than ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date.

Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option for the number of shares which were vested at the time service terminated. The Committee will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s cessation of service.

Acceleration of Options.  In the event of an acquisition of the Company by merger or asset sale (“Corporate Transaction”), each option outstanding under the Discretionary Option Grant Program at the time will automatically become exercisable as to all of the option shares immediately prior to the effective date of the Corporate Transaction. However, no acceleration will occur if and to the extent: (i) such option is either to be assumed by the successor corporation or its parent or replaced by a comparable option to purchase shares of the capital stock of the successor corporation or its parent, (ii) such option is to be replaced with a cash incentive program of the successor corporation designed to preserve the difference between the exercise price and the fair market value of the Common Stock at the time of the Corporate Transaction and incorporating the same vesting schedule applicable to the option or (iii) acceleration of such option is subject to other limitations imposed by the Committee at the time of grant. Upon the consummation of any Corporate Transaction, all outstanding options will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be outstanding.

The Committee will have the discretion to provide for the automatic acceleration of one or more assumed or replaced options which are not otherwise accelerated in connection with the Corporate Transaction, or to provide for automatic vesting of the optionee’s interest in any cash incentive program implemented in replacement of his or her options under the Discretionary Option Grant Program, should the optionee’s employment or service with the successor entity terminate within a designated period following the Corporate Transaction.

The acceleration of options in the event of a Corporate Transaction may be seen as an anti-take-over provision and may have the effect of discouraging a merger proposal, a take-over attempt or other efforts to gain control of the Company.

Tandem Stock Appreciation Rights.  At the Committee’s discretion, options granted under the Discretionary Option Grant Program may be granted with tandem stock appreciation rights. Two types of stock appreciation rights are authorized for issuance: (i) tandem stock appreciation rights which require the option holder to elect between the exercise of the underlying option for shares of Common Stock and the surrender of such option for a share distribution and (ii) prior to July 1, 2006, limited stock appreciation rights which are automatically exercised upon the occurrence of a hostile take-over of the Company.

Tandem stock appreciation rights provide the holders with the right to surrender their option for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value (on the date of surrender) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution shall be made in shares of Common Stock valued at fair market value on the date of surrender.

Prior to July 1, 2006, one or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws were, in the Committee’s discretion, eligible to be granted a limited stock appreciation right as part of any stock option grant made to such officers. Any option with such a limited stock appreciation right will automatically be canceled upon the occurrence of a hostile take-over, to the extent the option is at such time exercisable for vested shares. In return, the optionee will be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the take-over price per share over (ii) the aggregate exercise price payable for such shares.

Outstanding options granted to executive officers under the Omnibus Plan prior to June 15, 1992 provide such individuals with a different form of limited stock appreciation right in the event of a hostile take-over of the Company. Under this latter right, if the optionee is an officer of the Company at the time of such a hostile take-over, such optionee will have a thirty-day period in which to surrender the underlying option in return for a cash distribution from the Company equal to the excess for the take-over price of the shares subject to the surrendered option over the exercise price payable for such shares.

Automatic Option Grant Program

If this Proposal is approved by stockholders, the Automatic Option Grant Program will be eliminated from the Omnibus Plan and no automatic option grants will be made at this Annual Meeting. If, however, this Proposal is not approved by stockholders, the Automatic Option Grant Program will remain in full force and effect and automatic option grants will be made at this Annual Meeting in accordance with the terms of such program.

Currently, under the Automatic Option Grant Program of the Omnibus Plan, when an individual who has not been in the prior employ of the Company first becomes a non-employee Board member, whether through election by the Company’s stockholders or appointment by the Board, he or she receives an automatic option grant for 7,500 shares of Common Stock. In addition, on the date of each annual stockholders meeting, each individual who has served as a non-employee Board member for at least six months prior to the date of such stockholder meeting, whether or not he or she has been in the prior employ of the Company, is automatically granted a stock option to purchase 3,000 shares of Common Stock. The number and/or class of securities for which automatic option grants are to be subsequently made to eligible directors under the Automatic Option Grant Program is adjusted in the event any change is made to the Common Stock issuable under the Omnibus Plan by reason of any stock dividend, recapitalization, stock split, reverse stock split, combination of shares, exchange of shares, reorganization, merger, consolidation, split-up, spin-off, or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration. Only non-employee Board members are eligible to participate in the Automatic Option Grant Program. Administration of the Automatic Option Grant Program is self-executing in accordance with the terms of the Omnibus Plan. Neither the Board nor the Compensation Committee has discretionary authority with respect to this program.

There is no limit on the number of such automatic annual option grants any one non-employee Board member may receive over his or her period of Board service. Each option granted under the Automatic Option Grant Program has an exercise price per share equal to 100% of the fair market value of the option shares on the automatic grant date and maximum term of ten years measured from the grant date. Each automatic grant becomes exercisable in a series of four equal and successive annual installments over the optionee’s period of Board service, with the first such installment becoming exercisable twelve months after the grant date.

The shares subject to each automatic option grant immediately vest upon the optionee’s death or permanent disability and upon certain changes in control of the Company. In addition, upon the successful completion of a hostile take-over of the Company, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such shares.

Other Equity Based Awards Program

Free Standing Stock Appreciation Rights.  The holder of a free standing stock appreciation right (“SAR”) is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of the Company’s Common Stock over the grant price of the SAR, as determined by the Committee, paid in shares of Common Stock. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units.  The holder of restricted stock will own shares of the Company’s Common Stock subject to restrictions imposed by the Committee (including, for example, restrictions on transferability or on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The restrictions, if any, may lapse or be waived separately or collectively, in installments or otherwise, as the Committee may determine. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of the Company’s Common Stock at some future date determined by the Committee. The Committee also may permit accelerated vesting in the case of a participant’s death, disability or retirement, or a change in control. If the participant’s employment or service as a director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Committee determines that it would be in the Company’s best interest to waive the remaining restrictions.

Performance Awards.  Performance awards give participants the right to receive payments in stock or property based solely upon the achievement of certain performance goals during a specified performance period. Subject to the terms of the Omnibus Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award is determined by the Committee. From time to time, the Committee may designate an award granted pursuant to the Omnibus Plan as an award of qualified performance based compensation within the meaning of Section 162(m) of the Code. Such a qualified performance based award must, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective performance goals. The Committee must designate all participants for each performance period, and establish performance goals and target awards for each participant no later than 90 days after the beginning of each performance period within the parameters of Section 162(m) of the Code. Performance goals must be based solely on one or more of the following business criteria: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures, and may be applied at individual or organizational levels. If the Committee so provides for purposes of Section 162(m) of the Code, no person may be granted under the Omnibus Plan qualified performance based awards which could result in such person receiving more than $1,500,000 in cash or the equivalent fair market value of shares of Common Stock determined at the date of grant for each full or partial fiscal year contained in the performance period of a particular qualified performance based award, except that if any other qualified performance based awards are outstanding for such person for a given fiscal year, such dollar limitation shall be reduced for each such fiscal year by the amount that could be received by the person under all such qualified performance based awards, divided, for each such qualified performance based award, by the number of full or partial fiscal years contained in the performance period of each such outstanding qualified performance based award (subject to adjustment in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, but only to the extent that such adjustment does not affect the status of any award intended to qualify as “performance based compensation” under Section 162(m) of the Code).

Dividend Equivalents.  The holder of a dividend equivalent will be entitled to receive payments in shares of the Company’s Common Stock, other securities or other property equivalent to the amount of cash dividends paid by the Company to its stockholders, with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee.

Stock Awards.  The Committee may grant unrestricted shares of the Company’s Common Stock, subject to terms and conditions determined by the Committee and the Omnibus Plan limitations.

Acceleration.  The Committee may permit accelerated vesting of other equity based awards upon the occurrence of certain events, including a change in control, regardless of whether the award is assumed, substituted or otherwise continued in effect by the successor corporation. The acceleration of vesting in the event of a change in the ownership or control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Special Tax Withholding Election

The Committee may provide participants who hold options or other equity based awards with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Committee may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability. To the extent necessary to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules. If Common Stock is used to satisfy the tax withholding obligations, the stock shall be valued at its fair market value when the tax withholding is required to be made.

Financial Assistance

The Committee may assist any award recipient in the exercise of outstanding options or other equity based awards under the Omnibus Plan by (a) authorizing a full-recourse interest bearing loan from the Company, (b) permitting the award recipient to pay the exercise or purchase price in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the award recipient, but in any case only to the extent permissible under Section 402 of the Sarbanes-Oxley Act of 2002. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion, but in no event may the maximum credit extended to the award recipient exceed the aggregate exercise price payable for the purchased shares (less the par value), plus any Federal and state income or employment taxes incurred in connection with the purchase.

Amendment and Termination of the Omnibus Plan

The Board may amend or modify the Omnibus Plan, subject to any required stockholder approval and certain other limitations. The Board may terminate the Omnibus Plan at any time, but the Omnibus Plan will in all events terminate on the earliest of (i) June 30, 2016, (ii) the date all shares available for issuance under the Omnibus Plan are issued or canceled pursuant to the exercise or surrender of options or other awards granted under the Omnibus Plan or (iii) the date all outstanding awards are terminated in connection with a Corporate Transaction. Any options or other awards outstanding at the time of termination of the Omnibus Plan will remain in force in accordance with the provisions of the instruments evidencing such grants.

Options Granted

The table below shows, as to the Named Executive Officers (as defined under “Executive Compensation”) and the other indicated persons and groups, the number of shares of Common Stock subject to options granted under the Omnibus Plan during the period from April 1, 2010 to May 31, 2011, together with the weighted average exercise price per share.

	Number of
	Option Shares	Weighted
	Granted	Average
Name and Position	4/1/10-5/31/11	Exercise Price

V. Gordon Clemons	20,000	35.8750
Chairman of the Board
Daniel J. Starck	29,500	42.7736
Chief Executive Officer, Chief Operating Officer, and President
Scott McCloud	5,150	44.9105
Chief Financial Officer
Donald C. McFarlane	7,575	45.0760
Chief Information Officer
Diane J. Blaha	2,900	43.6617
Senior Vice President, Sales and Account Management
Steven J. Hamerslag	3,000	40.16
Nominee for Election as Director
Alan R. Hoops	3,000	40.16
Nominee for Election as Director
R. Judd Jessup	3,000	40.16
Nominee for Election as Director
Jean H. Macino	3,000	40.16
Nominee for Election as Director
Jeffrey J. Michael	3,000	40.16
Nominee for Election as Director
All current executive officers as a group (5 persons)	65,125	41.1313
All current directors (other than executive officers) as a group (5 persons)	15,000	40.16
All other employees, including current officers who are not executive officers, as a group (175 persons)	142,875	43.9963

Plan Benefits

The Committee in its sole discretion will determine the number and types of awards that will be granted under the Discretionary Option Grant Program and, accordingly, it is not possible to determine the benefits that will be received by eligible participants at this time. The Company does not have any specific current plans or commitments for any future awards under the Omnibus Plan. However, if this Proposal is approved by stockholders, we expect that on the date of the Annual Meeting each of Messrs Hamerslag, Hoops, Jessup, and Michael and Ms. Macino will receive a discretionary grant to purchase shares of Common Stock at an exercise price equal to the fair market value on such date and the exact number of shares will depend on how many shares have been repurchased under the Company’s stock repurchase program as of the date of grant. If this Proposal is not approved by stockholders, then on the date of the Annual Meeting each of Messrs Hamerslag, Hoops, Jessup, and Michael and Ms. Macino will receive an automatic grant to purchase 3,000 shares of Common Stock at an exercise price equal to the fair market value on such date.

Certain Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Omnibus Plan.

Grant of Options and SARs.  The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.  Upon exercising a non-qualified stock option, the optionee will recognize ordinary income equal to the excess of the fair market value of the shares of the Company’s Common Stock acquired on the date of exercise over the exercise price, and the Company will generally be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the recipient of the SAR will recognize ordinary income in an amount equal to the fair market value on the exercise date of any shares of the Company’s Common Stock received, and the Company will receive an income tax deduction in the same amount.

Disposition of Shares Acquired Upon Exercise of Options and SARs.  The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option or SAR.

Awards Other than Options and SARs.  As to other awards granted under the Omnibus Plan that are payable in either cash or shares of the Company’s Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount. As to an award that is payable in shares of the Company’s Common Stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. The Company will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.  Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the Omnibus Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Company will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Omnibus Plan.

Application of Section 16.  Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of the Company’s income tax deduction will be determined as of the end of that period.

Deductibility of Executive Compensation Under Code Section 162(m).  Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s other four most highly compensated executive officers. However, “qualified performance-based qualified compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant with respect to any performance period, must be approved by a majority of the Company’s stockholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

The Omnibus Plan has been designed to permit grants of stock options and SARs issued under the Omnibus Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-qualified stock option or a SAR may be exempt from $1,000,000 deduction limit. Grants of other awards under the Omnibus Plan may not so qualify for this exemption. The Omnibus Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options or SARs consists exclusively of members of the Board who qualify as “outside directors,” and the exercise price (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of Common Stock to which such grants relate, the compensation income arising on exercise of those options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

Accounting Treatment for Stock-Based Compensation

We account for stock-based payments in accordance with FASB ASC Topic 718, Compensation — Stock Compensation, or ASC 718. For further information regarding ASC 718, refer to Note A in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 filed with the Securities and Exchange Commission on June 10, 2011.

Vote Required

The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the Omnibus Plan to permit discretionary grants of stock options and other equity based awards from time to time to members of our Compensation Committee. Should such stockholder approval not be obtained, the Omnibus Plan will remain in full force and effect as it currently operates.

Recommendation of Our Board

Our Board recommends a vote FOR the amendment to the Omnibus Plan to permit discretionary grants of stock options and other equity based awards from time to time to members of our Compensation Committee.

PROPOSAL FOUR

REAPPROVAL OF PERFORMANCE GOALS UNDER
THE CORVEL CORPORATION RESTATED OMNIBUS INCENTIVE PLAN
(FORMERLY THE RESTATED 1988 EXECUTIVE STOCK OPTION PLAN)

General

We are asking our stockholders to reapprove the material terms of the performance goals under the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) (the “Omnibus Plan”) at this time solely for the purpose of preserving our ability to deduct compensation that qualifies as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board is not amending or altering nor seeking stockholder approval to amend or alter the Omnibus Plan under this Proposal, and the Omnibus Plan will continue in full force and effect.

Pursuant to Section 162(m) of the Code (“Section 162(m)”), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer or any of our four other most highly compensated executive officers (within the meaning of Section 162(m)) that exceeds $1 million in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may generally deduct it for federal income tax purposes even if it exceeds $1 million in a single year. Most awards granted to date under the Omnibus Plan are designed to qualify as “performance-based” compensation within the meaning of Section 162(m). Most awards granted after the Annual Meeting will continue to be designed to qualify as “performance-based” compensation within the meaning of Section 162(m) if our stockholders reapprove the material terms of the performance goals under the Omnibus Plan at the Annual Meeting.

For purposes of Section 162(m), the material terms of performance goals we are asking stockholders to reapprove include: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation.

We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive or other considerations to offer compensation in excess of $1 million to an executive officer, our Board believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

A copy of the Omnibus Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. A summary of the material terms of the Omnibus Plan is set forth in Proposal Three above and is incorporated into this Proposal by reference. Such summary does not purport to be a complete description of the Omnibus Plan and is qualified in its entirety by reference to the complete copy of the Omnibus Plan in Appendix A.

Vote Sought

The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is being sought to reapprove the performance goals under the Omnibus Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m).

Recommendation of Our Board

Our Board recommends a vote FOR the reapproval of the performance goals under the Omnibus Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m).

PROPOSAL FIVE

ADVISORY VOTE ON THE
COMPENSATION OF NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules.

Our goal for our executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for our success, and thereby increase stockholder value. We believe that our executive compensation program satisfies this goal, has supported and contributed to our recent and long-term success and is strongly aligned with the long-term interests of our stockholders. We urge stockholders to read the section titled “Executive Compensation” elsewhere in this Proxy Statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in fiscal 2011.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of CorVel Corporation approve, on an advisory basis, the compensation of the named executive officers, as disclosed in CorVel’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC.”

This say-on-pay vote is advisory, and therefore, is not binding on us, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will review and consider the results of this advisory vote in future compensation deliberations.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this Proposal if you want your broker to vote your shares on this Proposal.

Vote Sought

The affirmative advisory vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is being sought to approve the compensation of our named executive officers as disclosed in this Proxy Statement.

Recommendation of Our Board

Our Board recommends that stockholders vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL SIX

ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Act, public companies are generally required to include in their proxy solicitations at least once every six years an advisory vote on whether an advisory vote on named executive officer compensation (such as the say-on-pay proposal that is included in this Proxy Statement) should occur every one, two or three years. It is management’s belief, and the recommendation of our Board, that this non-binding advisory vote should occur every three years.

We believe we have effective executive compensation practices, as described in more detail elsewhere in this Proxy Statement. Our Board believes that providing our stockholders with an advisory vote on named executive officer compensation every three years will encourage a long-term approach to evaluating our executive compensation policies and practices, consistent with our Compensation Committee’s long-term philosophy on executive compensation. In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with our compensation philosophy, and could be detrimental to us, our employees and our financial results.

Moreover, our Board does not believe that a short review cycle will allow for a meaningful evaluation of our performance against our compensation practices, as any adjustment in pay practices would take time to implement and to be reflected in our financial performance and in the price of our Common Stock. As a result, an advisory vote on executive compensation more frequently than every three years would not, in our judgment, allow stockholders to compare executive compensation to our performance.

Lastly, we believe that conducting an advisory vote on executive compensation every three years would allow us adequate time to compile meaningful input from stockholders on our pay practices and respond appropriately. This would be more difficult to do on an annual or biennial basis, and we believe that both we and our stockholders would benefit from having more time for a thoughtful and constructive analysis and review of our compensation policies.

For the above reasons, our Board recommends that stockholders vote to hold an advisory vote on named executive officer compensation every three years.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every year, two years, or three years, that receives the highest number of votes cast for this resolution will be determined to be the stockholders’ preferred frequency with which CorVel Corporation is to hold a stockholder advisory vote regarding the executive compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders. However, because the vote on this Proposal is only advisory in nature and is not binding on us or our Board, our Board will review and consider the results of the vote, but may decide that it is in our best interests and the best interests of our stockholders to hold an advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this Proposal if you want your broker to vote your shares on this Proposal.

Vote Sought

The advisory vote of the holders of the shares of Common Stock present or represented and entitled to vote at the meeting is being sought on the frequency of conducting stockholder advisory votes on the compensation of named executive officers. The four voting options are 1 year, 2 years, 3 years and abstain. The stockholder advisory vote will be determined by which option, 1, 2 or 3 years, garners the most votes.

Recommendation of Our Board

Our Board recommends that stockholders vote FOR conducting future stockholder advisory votes on the compensation of named executive officers EVERY THREE YEARS.

PROPOSAL SEVEN

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Haskell & White LLP to serve as our independent auditors for the fiscal year ending March 31, 2012, and our stockholders are being asked to ratify this appointment. Stockholder ratification of the appointment of Haskell & White LLP as our independent auditors is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the Audit Committee’s appointment of Haskell & White LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment by an affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting and entitled to vote, the Audit Committee may reconsider whether to retain Haskell & White LLP as our independent auditors. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our stockholders.

Representatives of Haskell & White LLP attended or participated by telephone in all meetings of the Audit Committee held during fiscal 2011. We expect that representatives of Haskell & White LLP will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by stockholders.

Principal Accountant Fees and Services

Audit Fees.  Audit fees as of March 31, 2011 include the audit of our annual financial statements, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years. Audit fees billed by Haskell & White LLP for services rendered to us in the audit of annual financial statements and the reviews of the financial statements included in our Form 10-Q quarterly reports were approximately $688,643 for fiscal year 2011 and approximately $738,300 for fiscal year 2010.

Audit-Related Fees.  Audit-related fees consist of assurance and related services provided by Haskell & White LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

Fiscal 2011
Audit of the financial statements of CorVel Incentive Savings Plan	$21,213
Fiscal 2010
Audit of the financial statements of CorVel Incentive Savings Plan	$23,000

Tax Fees.  Tax fees consist of professional services rendered by our independent auditors for tax compliance, tax advice and tax planning.

Fiscal 2011
Tax consulting services	$0
Fiscal 2010
Tax consulting services	$880

All Other Fees.  Fees for a retainer, travel and other miscellaneous expenses billed by Haskell & White LLP were $667,430 during fiscal year 2011 and $33,290 during fiscal year 2010.

Determination of Independence

The Audit Committee has determined that the provision of the above non-audit services by Haskell & White LLP was compatible with their maintenance of accountant independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves and reviews audit and permissible non-audit services performed by its independent auditors as well as the fees charged by its independent auditors for such services. In its pre-approval and review of permissible non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. Under certain de minimis circumstances described in the rules and regulations of the Securities and Exchange Commission, the Audit Committee may approve permissible non-audit services prior to the completion of the audit in lieu of pre-approving such services.

Stockholder Approval

The affirmative vote of a majority of the shares of the Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is being sought for ratification of the appointment of Haskell & White LLP as our independent auditors for the fiscal year ending March 31, 2012.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF HASKELL & WHITE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2012.

OTHER MATTERS

Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with the Board of Directors’ recommendation. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference into any filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee carries out its responsibilities pursuant to its written charter, and the members of the fiscal year 2011 Audit Committee have prepared and submitted this Audit Committee report. Each Audit Committee member is considered independent because each member satisfies the independence requirements for board members prescribed by the applicable rules of Nasdaq and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Among other things, the Audit Committee oversees CorVel’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management CorVel’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended March 31, 2011, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements; and management’s assessment of CorVel’s internal control over financial reporting.

The Audit Committee also reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CorVel’s accounting principles and such other matters as are required to be discussed with audit committees by Statement on Auditing Standards No. 61, Communication With Audit Committees, as may be amended, modified or supplemented. In addition, the audit committee discussed with the independent auditors their independence from management and CorVel, and has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence. Throughout the year and prior to the performance of any such services the Audit Committee also considered the compatibility of potential non-audit services with the auditors’ independence.

The Audit Committee discussed with CorVel’s independent auditors their overall approach, scope and plans for the audit. At the conclusion of the audit, the Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of CorVel’s internal control over financial reporting and the overall quality of CorVel’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2011, for filing with the Securities and Exchange Commission.

The Audit Committee has also recommended the selection of Haskell & White LLP as independent auditors for the fiscal year ending March 31, 2012.

AUDIT COMMITTEE

R. Judd Jessup, Chair
Steven J. Hamerslag
Alan R. Hoops

EXECUTIVE OFFICERS OF CORVEL

The following table sets forth certain information regarding our executive officers as of May 31, 2011:

Name	Age	Position

V. Gordon Clemons	67	Chairman of the Board
Daniel J. Starck	44	Chief Executive Officer, President and Chief Operating Officer
Scott McCloud	44	Chief Financial Officer
Donald C. McFarlane	58	Chief Information Officer
Diane J. Blaha	56	Senior Vice President, Sales and Account Management

The following is a brief description of the capacities in which each of our executive officers who is not also a director has served, and other biographical information. The biography of Mr. Clemons appears earlier in this Proxy Statement under “Proposal One: Election of Directors.”

Mr. Starck has been our President and Chief Operating Officer since May 2006 and our Chief Executive Officer since August 2007. Prior to joining CorVel, Mr. Starck served as the Executive Vice President, Customer Services for Apria Healthcare Group, Inc., a provider of home healthcare services, since November 2005. From July 2003 to November 2005, Mr. Starck served as Apria’s Executive Vice President, Business Operations. From April 2001 to July 2003, Mr. Starck served as Division Vice President, Operations for Apria’s Pacific Division. From January 1998 to April 2001, Mr. Starck served as Regional Vice President, Operations for Apria’s Northern California Region.

Mr. McCloud has been our Chief Financial Officer since August 2005. From June 1997 to August 2005, Mr. McCloud was our Controller. Mr. McCloud joined CorVel in June 1995 and served as Assistant Controller until his promotion to Corporate Controller in June 1997. Prior to joining CorVel, Mr. McCloud served as a staff accountant at Geffen Mesher & Co., P.C. a public accounting firm, from 1994 to 1995.

Mr. McFarlane has been our Chief Information Officer since February 2007. Before becoming Chief Information Officer, Mr. McFarlane was Vice President, Information Technology from 1995 through January 2007. Prior to joining CorVel in 1994 as a Software Development Manager, Mr. McFarlane was Vice President of Avant Software, Inc., a software consulting company. In 1988, Avant was engaged to develop CorVel’s MedCheck medical bill review system, and Mr. McFarlane served as the chief architect and project manager for this effort. Mr. McFarlane has more than 36 years of experience in computer software and operations.

Ms. Blaha has been our Senior Vice President, Sales and Account Management since November 2010. From November 2008 to November 2010, Ms. Blaha served as Vice President of Sales. From 1996 to November 2008, Ms. Blaha served as Vice President of Regional Sales. From 1994 to 1996, Ms. Blaha was an Account Executive in the Upper Midwest Region. Ms. Blaha joined CorVel in October 1992 as a Medical Case Manager until she moved into the sales and marketing team in 1994.

Our executive officers are elected by the Board on an annual basis and serve at the discretion of the Board until their successors have been duly elected and qualified or until their earlier resignation or removal.

Executive Compensation

Compensation Discussion and Analysis

The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation table and other tables included in this proxy statement, as well as our financial statements and management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011. The following discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,”

“expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” ‘‘estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011. We assume no obligation to update the forward-looking statements or such risk factors.

Introduction

It is the responsibility of the compensation committee of our board of directors to oversee our general compensation policies; to determine the base salary and bonus to be paid each year to each of our executive officers; to oversee our compensation policies and practices as they relate to our risk management; and to determine the compensation to be paid each year to our directors for service on our board of directors and the various committees of our board of directors. In addition, the compensation committee administers our Restated Omnibus Incentive Plan (formerly the Restated 1988 Executive Stock Option Plan) with respect to stock option grants or other equity-based awards made to our executive officers. Stock options are granted to our directors automatically under the automatic option grant program of our Restated Omnibus Incentive Plan (formerly The Restated 1988 Executive Stock Option Plan) and the compensation committee does not exercise any discretion over that program. The three broad components of our executive officer compensation are base salary, annual cash incentive awards, and long term equity-based incentive awards. The compensation committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of the executive officers in the context of our overall compensation policy. Additionally, the compensation committee, in conjunction with our board, reviews the relationship of executive compensation to corporate performance and relative stockholder return. The compensation committee believes that our current compensation plans are competitive and reasonable. Below is a description of the general policies and processes that govern the compensation paid to our executive officers, as reflected in the accompanying compensation tables.

General Compensation Philosophy

We operate in the medical cost containment and managed care industry. The compensation committee believes that our compensation programs for executive officers should: (a) be designed to attract, motivate and retain talented executives, (b) be competitive, and (c) reward individuals based on the achievement of designated financial targets, individual contribution, and financial performance relative to that of our competitors and market indices. Our philosophy is to focus more on equity compensation (in particular, to incentivize service within a five year timeframe for time-vesting stock options) than on annual base compensation because we believe that approach more closely aligns the interests of our executive officers with those of our stockholders. Within this philosophy, the compensation committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of other managed care companies of similar size with which we compete for executive talent;

•	Tie an individual’s total compensation to individual and profit center performance as well as our overall financial success;

•	Provide annual cash incentive awards that take into account our overall financial performance in terms of designated corporate objectives; and

•	Strengthen the alignment of the interests of our executive officers with those of our stockholders by providing significant equity-based, long-term incentive awards.

Compensation Components and Process

The compensation committee’s conclusions on the compensation levels for our executive officers are based in part on executive compensation data, including cash compensation and long-term incentive compensation, drawn from information available in the public domain, and also the recommendations of our chief executive officer. When evaluating publicly available market data for compensation comparison purposes, the compensation committee seeks to obtain data regarding organizations considered to be comparable to us from a variety of perspectives, such as customer base, annual revenue and general industry, in order to ensure comparisons include both our relevant labor market for talent as well as business competitors.

In general, there are no other publicly-held cost containment and managed care companies within the workers’ compensation market with annual revenue similar to CorVel from which to obtain another data point in determining market levels for total compensation. The compensation committee believes, however, that the combination of published public domain survey data from survey companies such as salary.com and data from executive placement firms such as Spencer Stuart, Korn/Ferry International, and RobertHalf International with experience in the cost containment and managed care industry allows us to assess relevant external market pay practices, and to understand the range of pay practices occurring in comparable markets. These external market pay practices help inform us on the competitiveness of our compensation programs. The compensation committee does not use the services of any compensation consultant.

The compensation committee considered fiscal 2011 executive compensation on May 14, 2010, June 7, 2010, August 5, 2010, November 4, 2010, February 3, 2011, February 4, 2011, February 23, 2011 and March 21, 2011, fiscal 2010 executive compensation on May 5, 2009, August, 6, 2009, November 2, 2009, February 4, 2010, and March 9, 2010, and fiscal 2009 executive compensation on May 6, 2008, July 1, 2008, August 14, 2008, October 30, 2008, December 16, 2008, February 5, 2009, February 24, 2009, and March 16, 2009. The material considered by the compensation committee also included the historical compensation and stock option awards made to each of our executive officers. As described in more detail below, the results of each executive’s annual management by objectives plan, including a comparison of performance and job description relative to achievement and potential, were reviewed and discussed.

Summary Compensation Table

						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Position*	Year	($)	($)	($)	($)(1)	(2)	Earnings ($)	($)(4)	Total ($)

V. Gordon Clemons	2011	$350,000	$—	$—	$299,427	$—	$—	$1,031	$650,458
Chairman of the Board	2010	$350,000	$—	—	$—	—	—	$1,404	$351,404
	2009	$350,000	$—	—	$—	—	—	$3,825	$595,024
Daniel J. Starck	2011	$383,736	$—	$—	$466,955	$349,431	—	$1,571	$1,201,693
Chief Executive Officer,	2010	$372,708	$—	—	$251,466	$325,233	—	$727	$950,134
President and Chief	2009	$357,035	$85,000 (3)	—	$278,626	—	—	$515	$721,176
Operating Officer
Donald C. McFarlane	2011	$181,795	$—	$—	$131,522	$53,558	—	$1,329	$368,204
Chief Information Officer	2010	$175,714	$—	—	$108,775	$52,886	—	$1,546	$338,921
	2009	$171,152	$—	—	$88,103	$37,740	—	$1,532	$298,527
Scott McCloud	2011	$149,618	$—	$—	$89,208	$46,802	—	$1,318	$286,946
Chief Financial Officer	2010	$146,426	$—	—	$83,628	$46,147	—	$1,310	$277,511
	2009	$140,010	$—	—	$58,319	$36,732	—	$1,513	$236,574
Diane J. Blaha	2011	$290,978	$—	$—	$51,770	$185,897	—	$534	$529,179
Senior Vice President,	2010	$275,000	$—	—	$111,505	$180,000	—	$534	$567,039
Sales and Account	2009	$388,163	$—	—	$208,318	$—	—	$577	$597,058
Management

*	Each of the individuals listed above are referred to in this Proxy Statement as our “named executive officers.”

(1)	Excludes the effect of forfeiture assumptions. The fair value of option awards shown are calculated in accordance with Topic 718, Compensation-Stock Compensation, and represent the aggregate grant date fair value of option awards granted during the year for awards that are not based on performance conditions. The value of performance awards is based on the probable outcome of the performance conditions as of the grant date. Refer to Note B, Stock-Based Compensation, in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed June 10, 2011 for the relevant assumptions used to determine the valuation of our option awards.

(2)	See the discussion under Annual Incentive Awards Plan for a description of our cash-based incentive plan awards.

(3)	This discretionary bonus was approved in March, 2009, earned as of March 31, 2009, and paid retrospectively in April 2009.

(4)	Includes matching contributions by us under our 401(k) savings plan and annual premiums paid by us for the purchase of group term life insurance in an amount equal to each executive officer’s annual salary as follows:

		CorVel Contributions to	CorVel-Paid Life
	Fiscal Year	Section 401(k) Plan	Insurance Premiums

V. Gordon Clemons	2011	$700	$331
	2010	$700	$504
	2009	$900	$504
Daniel J. Starck	2011	$1,017	$554
	2010	$190	$537
	2009	$0	$515
Donald C. McFarlane	2011	$1,068	$261
	2010	$1,289	$256
	2009	$1,281	$251
Scott R. McCloud	2011	$1,103	$215
	2010	$1,099	$210
	2009	$1,036	$207
Diane J. Blaha	2011	$0	$534
	2010	$0	$534
	2009	$0	$577

Principal Elements of Executive Compensation

Base Salary.  In determining executive compensation, we take into account overall expense control. Our board of directors approves initial annual base salary for newly hired executive officers based on comparable data for similar positions at peer companies. Our compensation committee reviews all executive officer base salaries annually, taking into account both updated peer group data in the public domain and individual performance during the previous year. We believe that adjustments should be made to base salary both to reflect market changes and to reward high performance within the confines of overall expense control.

Each of our executive officers, other than our chief executive officer, undergoes an annual performance review with our chief executive officer, Daniel J. Starck, and during that review develops an individual performance development plan for the upcoming year. In general, these objectives vary for each named executive officer based on his or her individual responsibilities and the business function of the group that he or she manages, and includes one or more quantitative or qualitative financial or strategic measure, including earnings per share, revenue targets, product development and implementation, customer satisfaction and acceptance, strategic planning and development, operations excellence and efficiency and productivity. In reviewing past performance, the chief executive officer and the executive officer will compare actual performance during the review year to the objectives set at the beginning of the year, taking into account other factors that may not have been anticipated when the objectives were first set. In setting objectives for the upcoming year, the chief executive officer and the executive officer will typically consider not only corporate objectives, but also the executive officer’s short and long term career objectives. To assist our compensation committee in reviewing executive officer performance in fiscal 2010 for fiscal 2011 compensation purposes, in fiscal 2009 for fiscal 2010 compensation purposes and in fiscal 2008 for fiscal 2009 compensation purposes, our chief executive officer provided the compensation committee with his analysis of the performance and potential of each executive officer ranked against each other executive officer, and made recommendations based on how well each executive officer executed on his or her individual performance development plan while also taking into account external market compensation information. The compensation committee then approved the compensation paid to executive officers.

In the case of our chief executive officer, the compensation committee ranked his fiscal 2011 performance against goals set by the compensation committee in fiscal 2010, ranked his fiscal 2010 performance against goals set by the compensation committee in fiscal 2009, and ranked his fiscal 2009 performance against goals set by the compensation committee early in fiscal 2008. The compensation committee then approved the compensation paid to the chief executive officer.

Decisions to adjust base salaries during fiscal 2011 were made by the compensation committee on November 15, 2010 and February 23, 2011, decisions to adjust base salaries during fiscal 2010 were made by the compensation committee on November 2, 2009 and February 23, 2010, and decisions to adjust base salaries for fiscal 2009 were made by the compensation committee on December 16, 2008 and March 16, 2009, and all such adjustments took effect on each executive officer’s respective compensation adjustment anniversary date. Our compensation policies with respect to new hires are different as compared to annual adjustments because recruitment requires different consideration than retention. In recognition of his performance, Mr. Starck’s base salary was adjusted in November 2008 and November 2, 2009 following the quarterly board of directors meeting in late October 2008 and early November 2009 where executive compensation was discussed. Mr. Starck’s base salary was also adjusted on November 15, 2010 after his performance was reviewed. Mr. Clemons’ base salary was not adjusted during fiscal 2009, 2010 and 2011 because of his commitment to ongoing expense control. The other executive officers’ base salaries were increased by a range of 3.0% to 4.0% during each of these three fiscal years.

Discretionary Bonus.  The compensation committee also has the discretion under extraordinary circumstances to award cash bonuses based on a percentage of base salary. As of March 16, 2009, our compensation committee approved by unanimous written consent a discretionary bonus for Mr. Starck for fiscal 2009 in the amount of $85,000, in consideration of his contributions as Chief Executive Officer.

Annual Cash Incentive Awards Plan.  To reinforce the attainment of our goals, we believe that a substantial portion of the annual compensation of each executive officer should be in the form of variable cash incentive pay. In parallel with its review of base salaries for executive officers, the compensation committee considers the design and structure of the executive officer annual incentive awards plan. Cash incentive amounts for each executive officer are determined by the compensation committee based on the recommendation of our chief executive officer. Although we have a March 31 fiscal year end, we have calendar year budgets and annual cash incentive plans which are based on the calendar year. Cash incentive awards to the Chief Executive Officer and the other named executive officers are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Annual cash incentive plan awards are designed to reward personal contributions to our success and are earned under a structured formula. Each executive has some portion of his or her annual bonus measured against individual management by objective goals, or MBOs, established for that person, which, depending on the executive officer, include revenue growth, national sales and regional vice president management, implementation, planning and strategy for software development and information technology infrastructure, and adherence to company-wide internal financial reporting and controls. The maximum amount that any executive may earn based on the MBO element is variable, with full achievement of MBOs resulting in an expected 75% payout and increasing up to a 100% payout for achievement exceeding established MBOs. For executive officers with operations responsibilities, this element comprises a lesser percentage of the annual incentive award for the individual, and for executive officers with corporate staff responsibilities, it comprises a greater percentage of the annual incentive award. We expect that the MBO’s for our executive officers will be difficult to achieve. There are no MBOs established for our Chairman of the Board, Gordon Clemons.

The calendar year 2009 MBOs for our Chief Executive Officer, Mr. Starck, included improving our overall performance within the respective areas of network solutions and patient management services, as well as sales and sales management. Mr. Starck’s bonus opportunity, which was targeted at 50% of his base salary up to a maximum payout of 100% of his base salary, was 80% dependent on our overall financial performance based on an earnings per share, or EPS, target for calendar 2009 of $1.76 and 20% dependent on his contribution toward improving our business services performance, as well as sales and sales management. Mr. Starck substantially met his calendar year 2009 MBOs for improving performance within network solutions and patient management services, and sales and sales management. Mr. Starck attained 87% of his calendar year 2009 bonus opportunity and hence, received a bonus of 87% of his base salary in an amount equal to $325,233.

The calendar year 2010 MBOs for Mr. Starck included improving our overall performance within the respective areas of network solutions and patient management services, sales and sales management, and improved information systems delivery. Mr. Starck’s bonus opportunity, which was targeted at 70% of his base salary up to a maximum payout of 100% of his base salary, was 80% dependent on our overall financial performance based on an EPS target for calendar 2010 of $2.02 and 20% dependent on his contribution toward improving our business services performance, as well as sales and sales management. Mr. Starck attained 85% of his calendar year 2010 bonus opportunity and hence, received a bonus of 92% of his base salary in an amount equal to $349,431.

The calendar year 2011 MBOs for Mr. Starck will include improving overall performance with the respective areas of Enterprise Comp expansion, network solutions and patent management services, and improved information systems delivery. Mr. Starck’s bonus opportunity, which is targeted at 70% of his base salary up to a maximum payout of 100% of his base salary, is 80% dependent on our overall financial performance and 20% dependent on his contribution toward improving our business services performance, as well as sales and sales management.

The calendar year 2009 MBOs for our Chief Financial Officer, Mr. McCloud, included improving our overall performance with respect to financial reporting and auditing, and Sarbanes-Oxley compliance. Mr. McCloud’s bonus opportunity, which was targeted at 25% of his base salary up to a maximum payout of 35% of his base salary, was 30% dependent on our overall financial performance based on an EPS target for calendar 2010 of $1.76 and 70% dependent on his contribution toward improving our compliance with financial reporting requirements. Mr. McCloud substantially met his calendar year 2009 MBOs for improving our overall performance with respect to financial reporting and auditing, and Sarbanes-Oxley compliance. Mr. McCloud attained 91% of his calendar year 2009 bonus opportunity and hence, received a bonus of 32% of his base salary in an amount equal to $46,147.

The calendar year 2010 MBOs for Mr. McCloud included improving our overall performance with respect to financial reporting and auditing, and Sarbanes-Oxley compliance. Mr. McCloud’s bonus opportunity, which was targeted at 25% of his base salary up to a maximum payout of 35% of his base salary, was 30% dependent on our overall financial performance based on an EPS target for calendar 2010 of $2.02 and 70% dependent on his contribution toward improving our compliance with financial reporting requirements. Mr. McCloud attained 91%

of his calendar year 2010 bonus opportunity and hence, received a bonus of 32% of his base salary in an amount equal to $46,802.

The calendar year 2011 MBOs for Mr. McCloud will include improving financial reporting and auditing, and Sarbanes Oxley compliance. Mr. McCloud’s bonus opportunity, which is targeted at 25% of his base salary up to a maximum payout of 35% of his base salary, will be 30% dependent on our overall financial performance and 70% dependent on his contribution toward improving our compliance with financial reporting requirements.

The calendar year 2009 MBOs for our Chief Information Officer, Mr. McFarlane, included the integration of our computer systems, the development and maintenance of our enterprise-wide computer systems, and the evaluation of new technology that becomes available. Mr. McFarlane’s bonus opportunity, which was targeted at 28% of his base salary up to a maximum payout of 40% of his base salary, was 30% dependent on our overall financial performance based on an EPS target for calendar 2010 of $1.76 and 70% dependent on his contribution toward improving our computer systems. Mr. McFarlane substantially met his calendar year 2009 MBOs for integrating our computer systems, developing and maintaining our enterprise-wide computer systems, and evaluating new available technology. Mr. McFarlane attained 75% of his calendar year 2009 bonus opportunity and hence, received a bonus of 30% of his base salary in an amount equal to $52,886.

The calendar year 2010 MBOs for Mr. McFarlane included the integration of our computer applications, the development and maintenance of our enterprise-wide computer systems, and evaluation of new technology that becomes available. Mr. McFarlane’s bonus opportunity, which was targeted at 28% of his base salary up to a maximum payout of 40% of his base salary, was 30% dependent on our overall financial performance based on an EPS target for calendar 2010 of $2.02 and 70% dependent on his contribution toward improving our computer systems. Mr. McFarlane attained 75% of his calendar year bonus opportunity and hence, received a bonus of 30% of his base salary in an amount equal to $53,558.

The calendar year 2011 MBOs for Mr. McFarlane will include software deliverables, access control strategy, defining an overall IT strategy, and organizational development. Mr. McFarlane’s bonus opportunity, which is targeted at 28% of his base salary up to a maximum payout of 40% of his base salary, will be 30% dependent on overall financial performance and 70% dependent on his contribution toward improving our computer systems and strategy.

During calendar year 2009 our Senior Vice President, Sales and Account Management, Ms. Blaha, completed her transition into her new role managing overall national sales team performance, and account executive and general management sales training. Pursuant to the terms of employment in this new role, Ms. Blaha’s bonus opportunity for calendar year 2009 was guaranteed at $175,000. Ms. Blaha met her calendar year 2009 MBOs of improving national sales team performance, and account executive and general management sales training. Ms. Blaha attained 94% of her calendar year 2009 bonus opportunity and hence, received a bonus of 65% of her base salary in an amount equal to $180,000.

The calendar year 2010 MBOs for Ms. Blaha included improving national sales team performance, and account executive and general management sales training. Ms. Blaha’s bonus opportunity, which was targeted at 50% of her base salary up to a maximum payout of 70% of her base salary, was 80% dependent on our overall financial performance based on an EPS target for calendar 2010 of $2.02 and 20% dependent on her contribution toward improving our national sales team performance and sales training for account executives and general managers. Ms. Blaha attained 96% of her calendar year 2010 bonus opportunity and hence, received a bonus of 66% of her base salary in an amount equal to $85,897.

The calendar year 2011 MBOs for Ms. Blaha will include improving national sales team performance, sales strategy execution, national account management and sales training. Ms. Blaha’s bonus opportunity, which is targeted at 50% of her base salary up to a maximum payout of 70% of her base salary will be 80% dependent on our overall financial performance and 20% dependent on her contributions of improving our national sales team performance, sales strategy execution, national account management and sales training.

Long-Term Equity-Based Incentive Awards.  The goal of our long- term, equity-based incentive awards is to serve as a long term staff retention vehicle by aligning the interests of our executive officers with our stockholders and providing each executive officer with a significant incentive to manage from the perspective of an owner with an equity stake in the business. The compensation committee administers our equity-based incentive plans for executive officers and determines the size of long-term, equity-based incentives according to each executive’s position, and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the compensation committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, and the number of unvested stock option shares held by each individual at the time of any new grant. However, there is no set formula for determining the size of a stock option award. Our chief executive officer historically has made recommendations to our board of directors and compensation committee regarding the amount of stock options and other compensation to grant to our other named executives based upon his assessment of their performance, and may continue to do so in the future. Our board of directors and compensation committee takes such recommendations into account when it approves stock option grants. Our executive officers, however, do not make any determinations as to when stock options are granted. We do not require a minimum stock ownership by our executive officers, but the compensation committee considers an executive officer’s existing stock holdings relative to performance in determining the size of awards.

Under our Restated Omnibus Incentive Plan (Formerly the Restated 1988 Executive Stock Option Plan), we have the ability to grant different forms of equity compensation, including stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards. We have chosen to use stock options exclusively for purposes of providing long-term incentives because we believe they best align with our objectives of providing incentives that are commensurate with total stockholder return and employee retention. Stock options provide actual economic value to the executive officer if he or she remains employed by us during the vesting period, and then only if the market price of our shares appreciates over the option term. The fair value amounts shown for stock options in the summary compensation table are calculated in accordance with Topic 718, Compensation-Stock Compensation, and represent the aggregate grant date fair value of option awards granted during the year for awards that are not based on performance conditions. Upon determination of probable outcome of the performance conditions, the company records compensation expense for performance-based stock option awards based on the estimated fair value of the options on the grant date using the Black-Scholes option-pricing model. Consequently, stock options motivate executive officers by providing substantial upside compensation even though the entire amount of potential compensation is at risk. In the future, we may choose to grant different forms of equity compensation particularly if the use of such different forms of compensation become more prevalent at companies with which we compete or from which we intend to recruit personnel. Other factors that may lead us to provide different forms of equity compensation include, but are not limited to, the executives’ perceived value of one form of equity compensation over another, the potential effect of stockholder dilution, and the financial statement cost of one form of equity compensation over the other. Under our Restated 1991 Employee Stock Purchase Plan, we also provide eligible employees who work more than 25 hours per week with the ability to purchase shares of common stock, through payroll deduction, at a pre-determined discount to the closing price at the end of a six month purchase period. For fiscal 2011, fiscal 2010 and fiscal 2009, our board of directors set the maximum permitted payroll deduction for the purposes of the Restated 1991 Employee Stock Purchase Plan at 20% of salary, and set the pre-determined discount at 5% of the closing price at the end of the purchase period.

Stock options provided to executive officers are typically granted pursuant to action by unanimous written consent of the compensation committee executed by the compensation committee members in person on the same day as each regularly scheduled quarterly meeting of the board of directors in conjunction with ongoing review of each executive officer’s individual performance, unless the executive officer is a new hire or other individual performance considerations are brought to the attention of our compensation committee during the course of the year. Such meetings are usually scheduled well in advance of the meeting, without regard to earnings or other major announcements by us. We intend to continue this practice of approving stock-based awards concurrently with regularly scheduled meetings, unless earlier approval is required for new hires, new performance considerations or retention purposes, regardless of whether or not our board of directors or compensation committee knows material non-public information on such date. We have not timed, nor do we intend to time, our release of material non-public information for the purpose of affecting the value of executive compensation. The grant date of our stock options is the date our board of directors or compensation committee meets to approve such stock option grants, which also is the date our compensation committee executes its action by unanimous written consent regarding such approval. In accordance with our Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock

Option Plan), the exercise price of all options is set at the closing price of our common stock as reported by the Nasdaq Global Select Market on the day of grant.

Material terms of options granted to our named executive officers in fiscal 2011, fiscal 2010, and fiscal 2009 typically included: (a) exercise price equal to the closing market value as quoted by the Nasdaq Global Select Market on the date of grant; (b) vesting of 25% one year from the grant date and then continued vesting in a series of thirty-six (36) equal installments over the remaining balance of the four-year period, contingent on the executive officer’s continued service; (c) a term no longer than five years from the date of grant; and (d) to the extent not already exercisable, the options become exercisable in full on an accelerated basis upon (i) a sale of assets, (ii) a merger in which we do not survive or (iii) a reverse merger in which we survive but ownership of 50% or more of the voting power of our stock is transferred, unless the option is assumed or replaced with a comparable option by the successor corporation. In addition, pursuant to the terms of our option agreements with Mr. Starck, in the event Mr. Starck is terminated at any time after a corporate change in control transaction, the vesting of his options will accelerate and become fully vested. The options we granted prior to July 1, 2006, are also subject to “limited stock appreciation rights” pursuant to which the options, to the extent exercisable at the time a hostile tender offer occurs, will automatically be canceled in return for a cash payment equal to the tender-offer price minus the exercise price multiplied by the number of shares for which the option was exercisable. Although stock options granted to our executive officers typically contain time-vesting provisions, on one occasion in each of fiscal 2011, fiscal 2010, and fiscal 2009, our compensation committee awarded stock options with performance vesting provisions to Messrs. Starck, McFarlane and McCloud and Ms. Blaha which will vest based on the achievement of certain performance criteria, approved by our board of directors and compensation committee, relating to earnings growth with respect to the fiscal 2011 grants, relating to earnings growth with respect to the fiscal 2010 grants and relating to earnings growth with respect to the fiscal 2009 grants. Ms. Blaha also received a stock option award in fiscal 2009 which will vest based on achievement of certain performance criteria, approved by our board of directors and compensation committee, relating to business unit revenue growth. The calendar year 2010 EPS target was $2.02 and the calendar year 2009 EPS target was $1.76. We do not publicly disclose the other specific performance target levels and related criteria because they constitute highly confidential commercial or financial information. We believe that disclosing such other target levels and related criteria would provide competitors with insights into our operational strategy and would therefore cause us substantial competitive harm. We decided to grant the performance-based stock options as part of our decision to pursue a new compensation strategy of aligning equity compensation with our earnings and revenue performance.

In fiscal 2011, we granted stock option awards for 208,000 shares to all full-time employees, including 65,125 shares to executive officers, or less than 2% of our outstanding common stock. Options granted to executive officers on August 6, 2009, May 14, 2010, August 5, 2010 and November 4, 2010 were all approved by unanimous written consent of our compensation committee executed by the compensation committee members in person on the same day as the regularly scheduled board meeting on such date. Options granted to executive officers on November 2, 2009, July 7, 2010, and December 6, 2010 were approved by unanimous written consent of our compensation committee. Executive officers received stock option grants in each of fiscal 2011, 2010 and 2009 for incentive purposes.

As part of their ongoing performance reviews, in May 2011, Messrs. Starck, McFarlane, and McCloud each were granted options to purchase 2,500 shares, 375 shares, and 250 shares, respectively, of our common stock at an exercise price of $49.56. These options vest 25% on the first anniversary of the grant date, and the remaining 75% of the shares vest in 36 successive equal monthly installments upon completion of each month of service after the anniversary of the grant date, and terminate five years from grant.

If the board of directors determined that an executive officer has engaged in fraudulent or intentional misconduct, and if the misconduct resulted in a significant restatement of our financial results, we expect that we would, among other disciplinary action, seek reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. This remedy would be in addition to, and not in lieu of, other disciplinary actions and any actions imposed by law enforcement agencies, regulators or other authorities.

Grants of Plan-Based Awards

								All Other
								Stock	All Other
								Awards:	Option:	Exercise
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base	Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Price of	Fair Value
		Plan Awards			Plan Awards(1)			of Stock	Underlying	Option	of Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)(2)	($)(2)(3)

V. Gordon Clemons	5/14/10	$—	$—	$—	—	—	—	—	10,000	36.55	$152,681
Chairman of the Board	7/7/10	—	—	—	—	—	—		10,000	35.20	146,746
Daniel J. Starck	5/14/10	—	—	—	—	—	—	—	10,000	36.55	152,681
CEO, President and	8/5/10	—	—	—	—	—	—	—	2,000	40.16	33,485
Chief Operating Officer	12/6/10	—	—	—	—	—	15,000	—	—	46.14	280,790
Donald C. McFarlane	5/14/10	—	—	—	—	—	—	—	600	36.55	9,161
Chief Information Officer	8/5/10	—	—	—	—	—	—	—	600	40.16	10,045
	12/6/10	—	—	—	—	—	6,000	—	—	46.14	112,316
Scott R. McCloud	5/14/10	—	—	—	—	—	—	—	500	36.55	7,634
Chief Financial Officer	8/5/10	—	—	—	—	—	—	—	400	40.16	6,697
	12/6/10	—	—	—	—	—	4,000	—	—	46.14	74,877
Diane Blaha	5/14/10	—	—	—	—	—	—	—	500	36.55	7,634
Senior Vice President, Sales	8/5/10	—	—	—	—	—	—	—	400	40.16	6,697
and Account Management	12/6/10	—	—	—	—	—	2,000	—	—	46.14	37,431

(1)	The threshold and target will not be determinable until the completion of calendar year 2011.

(2)	See Note B, Stock-Based Compensation, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed June 10, 2011 for the relevant assumptions used to determine the valuation of our option awards.

(3)	The exercise price of the option award is equal to the closing price of our common stock as reported by the Nasdaq Global Select Market on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive					Unearned	Unearned
			Plan				Market	Shares,	Shares,
	Number of	Number of	Awards:			Number of	Value of	Units or	Units or
	Securities	Securities	Number of			Shares or	Shares or	Other	Other
	Underlying	Underlying	Securities			Units of	Units of	Rights	Rights
	Unexercised	Unexercised	Underlying			Stock that	Stock that	that	that
	Options (#)	Options (#)	Unexercised	Option	Option	have not	have not	have not	have not
	Exercisable	Unexercisable	Unearned	Exercise	Expiration	Vested	Vested	Vested	Vested
Name	(1)	(1)	Options (#)	Price ($)	Date(2)	(#)	($)	(#)	($)

V. Gordon Clemons	0	10,000	—	$35.20	5/14/2015	—	—	—	—
Chairman of the Board	0	10,000	—	36.55	7/7/2015	—	—	—	—

Daniel J. Starck	0	0	15,000 (3)	$46.14	12/6/2015	—	—	—	—
CEO, President and	0	2,000	0	$40.16	8/5/2015	—	—	—	—
Chief Operating Officer	0	10,000	0	$36.55	5/14/2015	—	—	—	—
	6,000	0	14,000 (3)	$28.92	11/2/2014	—	—	—	—
	12,000	0	8,000 (3)	$19.79	2/24/2014	—	—	—	—
	1,750	1,250	0	$25.82	11/3/2013	—	—	—	—
	3,229	1,771	0	$30.00	8/14/2013	—	—	—	—
	1,417	583	0	$32.44	5/6/2013	—	—	—	—
	1,927	573	0	$25.10	2/4/2013	—	—	—	—
	0	0	3,000 (4)	$25.10	2/4/2013	—	—	—	—
	2,135	365	0	$25.30	10/29/2012	—	—	—	—
	4,479	521	0	$26.85	8/2/2012	—	—	—	—
	1,917	83	0	$27.15	5/10/2012	—	—	—	—
	1,500	0	0	$29.41	11/2/2011

Donald C. McFarlane	0	0	6,000 (3)	$46.14	12/6/2015	—	—	—	—
Chief Information Officer	0	600	0	$40.16	8/5/2015	—	—	—	—
	0	600	0	$36.55	5/14/2015	—	—	—	—
	2,400	0	5,600 (3)	$28.92	11/2/2014	—	—	—	—
	297	453	0	$25.42	8/6/2014	—	—	—	—
	4,500	0	3,000 (3)	$19.79	2/24/2014	—	—	—	—
	438	312	0	$25.82	11/3/2013	—	—	—	—
	485	265	0	$30.00	8/14/2013	—	—	—	—
	567	233	0	$32.44	5/6/2013	—	—	—	—
	771	229	0	$25.10	2/4/2013	—	—	—	—
	0	0	2,000 (4)	$25.10	2/4/2013	—	—	—	—
	854	146	0	$25.30	10/29/2012	—	—	—	—
	896	104	0	$26.85	8/2/2012	—	—	—	—
	767	33	0	$27.15	5/10/2012	—	—	—	—
	800	0	0	$47.70	2/1/2012	—	—	—	—
	975	0	0	$29.41	11/2/2012	—	—	—	—

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
			Equity						Number of	Value of
			Incentive						Unearned	Unearned
			Plan					Market	Shares,	Shares,
	Number of	Number of	Awards:				Number of	Value of	Units or	Units or
	Securities	Securities	Number of				Shares or	Shares or	Other	Other
	Underlying	Underlying	Securities				Units of	Units of	Rights	Rights
	Unexercised	Unexercised	Underlying				Stock that	Stock that	that	that
	Options (#)	Options (#)	Unexercised		Option	Option	have not	have not	have not	have not
	Exercisable	Unexercisable	Unearned		Exercise	Expiration	Vested	Vested	Vested	Vested
Name	(1)	(1)	Options (#)		Price ($)	Date(2)	(#)	($)	(#)	($)

Scott R. McCloud	0	0	4,000	(3)	$46.14	12/6/2015	—	—	—	—
Chief Financial Officer	0	400	0		$40.16	8/5/2015	—	—	—	—
	0	500	0		$36.55	5/14/2015	—	—	—	—
	1,800	0	4,200	(3)	$28.92	11/2/2014	—	—	—	—
	297	453	0		$25.42	8/6/2014	—	—	—	—
	3,000	0	2,000	(3)	$19.79	2/24/2014	—	—	—	—
	292	208	0		$25.82	11/3/2013	—	—	—	—
	323	177	0		$30.00	8/14/2013	—	—	—	—
	354	146	0		$32.44	5/6/2013	—	—	—	—
	0	0	500	(4)	$25.10	2/4/2013	—	—	—	—
	308	92	0		$25.10	2/4/2013	—	—	—	—
	641	109	0		$25.30	10/29/2012	—	—	—	—
	538	62	0		$26.85	8/2/2012	—	—	—	—
	479	21	0		$27.15	5/10/2012	—	—	—	—
	375	0	0		$47.70	2/1/2012	—	—	—	—
	300	0	0		$29.41	11/2/2011	—	—	—	—
	188	0	0		$18.09	8/3/2011	—	—	—	—
Diane J. Blaha	0	0	2,000	(3)	$46.14	12/6/2015	—	—	—	—
Senior Vice President, Sales and	0	400	0		$40.16	8/5/2015	—	—	—	—
Account Management	0	500	0		$36.55	5/14/2015	—	—	—	—
	2,400	0	5,600	(3)	$28.92	11/2/2014	—	—	—	—
	396	604	0		$25.42	8/6/2014	—	—	—	—
	3,000	0	2,000	(3)	$19.79	2/24/2014	—	—	—	—
	4,208	4,792	0		$20.37	2/5/2014	—	—	—	—
	0	0	5,000	(4)	$20.37	2/5/2014	—	—	—	—
	10	21	0		$27.03	7/9/2013	—	—	—	—

(1)	Options become exercisable for 25% of the option shares one year from the grant date and thereafter the remaining shares become exercisable in 36 equal monthly installments.

(2)	The expiration date of each option award is five years after the date of grant.

(3)	Options become exercisable based on achievement of certain performance criteria related to earnings growth.

(4)	Options become exercisable based on achievement of certain performance criteria related to business unit revenue growth.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of	Value Realized	Number of
	Shares Acquired	on Exercise	Shares Acquired	Value Realized
Name	on Exercise (#)	($)(1)	on Vesting (#)	on Vesting ($)

V. Gordon Clemons	45,000	$867,150	—	$—
Chairman of the Board and Former Chief Executive Officer
Daniel J. Starck	92,500	2,747,327	—	—
Chief Executive Officer, President and Chief Operating Officer
Donald C. McFarlane	8,775	232,227	—	—
Chief Information Officer
Scott R. McCloud	5,075	142,108	—	—
Chief Financial Officer
Diane J. Blaha	1,242	31,839	—	—
Senior Vice President, Sales and Account Management

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

Perquisites

Our executives are entitled to the same perquisites as all employees and generally do not receive additional perquisites because they hold executive positions. All employees that participate in our 401(k) plan receive a discretionary matching contribution from us in an amount equal to a percentage of the employee’s first 6% of contribution as approved by our board of directors in its sole discretion on an annual basis. All full-time employees are eligible to participate in our Restated 1991 Employee Stock Purchase Plan, which in fiscal 2011, fiscal 2010 and fiscal 2009 provided a 5% discount from market price on the last day of the purchase period. Our health and life insurance plans are the same for all employees. We typically offer reimbursement to newly hired executive officers for relocation costs.

Post-Employment Compensation

We do not provide pension arrangements, non-qualified deferred compensation, or post-retirement health coverage for our executives or employees. All full-time employees are eligible to participate in our 401(k) plan. In any plan year, our board of directors in its sole discretion decides whether or not to contribute to each participant’s account a matching contribution equal to a percentage of the first 6% of the participant’s compensation that has been contributed to the plan. All of our executive officers, except for Ms. Blaha, participated in the plan during fiscal 2011, fiscal 2010 and fiscal 2009 and received matching contributions.

Employment Contracts, Termination of Employment and Change-In-Control Agreements

Employment Contracts.  We do not have employment contracts with any of our named executive officers other than Messrs. Clemons and Starck. On January 26, 1988, we along with Corstar Holdings, Inc. (formerly North Star) entered into an employment agreement with Mr. Clemons. The agreement became effective on February 15, 1988 and has an indefinite term. The agreement initially provided Mr. Clemons with an annual salary of $250,000, payable in semi-monthly installments. Mr. Clemons may terminate the agreement at any time on four months notice and we may terminate the agreement at any time with or without cause. If Mr. Clemons is terminated without cause, we are required to pay Mr. Clemons his salary for one year after such termination, less any other employment compensation received by Mr. Clemons during such one year period. The compensation committee approved an increase in Mr. Clemons’ annual salary to $350,000, effective January 1, 2002.

We entered into an employment agreement effective May 26, 2006 with Mr. Starck in connection with his appointment as our President and Chief Operating Officer. Pursuant to the terms of this employment agreement, Mr. Starck received an initial annual base salary of $330,000, subject to periodic review and adjustment. For the remainder of calendar year 2006, Mr. Starck was eligible to receive, in our sole discretion, a guaranteed bonus of $75,000, provided that he completed at least six months of employment with us before the end of calendar year 2006, and he was eligible to receive, in our sole discretion, an additional bonus of up to $75,000 based upon certain performance criteria determined by our board of directors. For calendar year 2007 and each calendar year thereafter during the term of the employment agreement, Mr. Starck is eligible to receive, in our sole discretion, a discretionary annual bonus of up to 70% of his annual base salary upon meeting certain expectations such as earnings and business unit revenue targets, or up to 100% of his annual base salary for exceeding such expectations. The bonus amount will be based on the following factors: (1) our financial performance as determined and measured by our board of directors; and (2) Mr. Starck’s achievement of management targets and goals as set by the board of directors.

The employment agreement with Mr. Starck continues until terminated upon written notice by either party at any time for any reason. Pursuant to the terms of the employment agreement, if (i) we terminate Mr. Starck’s employment other than for “cause” (as such term is defined in the employment agreement), because of his death, or as a result of disability or (ii) Mr. Starck terminates his employment within 60 days following a reduction in his annual base salary to an annual amount less than $297,000, Mr. Starck will be entitled to continued payment of his then current annual base salary for (a) a minimum of twenty-six weeks and (b) an additional week for each calendar quarter of service provided to us during the term of the employment agreement, provided that the total of such payments shall not exceed the annual base salary for one year and in any event shall cease at such time as Mr. Starck is gainfully employed elsewhere, and provided further that such payments shall be conditioned on Mr. Starck signing a general release of all known and unknown claims against us. Mr. Starck also will be entitled to certain “gross-up” payments not to exceed $500,000 to offset any applicable excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

In connection with his employment, Mr. Starck also was granted options to purchase an aggregate of 150,000 shares of our common stock under and pursuant to the terms of our Restated Omnibus Incentive Plan and option agreements. One stock option to purchase 75,000 shares of Common Stock will vest 25% on the first anniversary of the grant date, and the remaining 75% of the shares subject to the stock option will vest in 36 successive equal monthly installments upon completion of each month of service by Mr. Starck after the first anniversary of the grant date. The other stock option to purchase 75,000 shares of common stock will vest based on the achievement of certain performance criteria, approved by our board of directors and compensation committee, relating to earnings growth. Pursuant to the terms of the stock option agreements, in the event that Mr. Starck is terminated at any time after a corporate change in control transaction, the vesting of his stock options will accelerate and become fully vested.

In the event of a corporate change in control transaction, each outstanding stock option granted under the Discretionary Option Grant Program of our Restated Omnibus Incentive Plan will automatically become exercisable as to all of the option shares immediately prior to the effective date of the corporate change in control transaction. However, no acceleration will occur if and to the extent: (a) such option is either to be assumed by the successor corporation or parent thereof or replaced by a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (b) such option is to be replaced with a cash incentive program of the successor corporation designed to preserve the option spread existing at the time of the corporate change in control transaction and incorporating the same vesting schedule applicable to the option or (c) acceleration of such option is subject to other applicable limitations imposed by the compensation committee at the time of grant.

The compensation committee, as the administrator of our Restated Omnibus Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding stock options held by any of our named executive officers in connection with certain changes in control or the subsequent termination of the officer’s employment following a change in control.

Summary Termination Table.  The following table summarizes each executive officer’s present estimated entitlement to severance and the potential value of stock option acceleration upon a termination other than for cause, a termination within 60 days after a reduction in salary and a termination following a change in control, as if such termination occurred on March 31, 2011. The potential value of accelerated stock option vesting is based on the closing price of our stock on March 31, 2011 and is in addition to the value of vested stock options shown in the “Option Exercises and Stock Vested” table above. These termination provisions were individually negotiated with Mr. Clemons and Mr. Starck for recruitment and retention purposes.

	Termination Other than		Termination Within
	for Cause-No Change of		60 days After Reduction		Termination After a
	Control		in Salary		Change in Control
							Number of
		Value of		Value of		Value of	Shares
		Accelerated		Accelerated		Accelerated	Subject to
		Option		Option		Option	Accelerated
Name	Cash	Vesting	Cash	Vesting	Cash	Vesting(2)	Vesting

V. Gordon Clemons	$350,000	N/A	N/A	N/A	N/A	$346,100	20,000
Daniel J. Starck(1)	$170,000	N/A	$170,000	N/A	N/A	$1,118,428	57,146
Donald C. McFarlane	N/A	N/A	N/A	N/A	N/A	$398,401	19,575
Scott R. McCloud	N/A	N/A	N/A	N/A	N/A	$257,593	12,868
Diane J. Blaha	N/A	N/A	N/A	N/A	N/A	$568,831	20,917

(1)	Mr. Starck is entitled to certain “gross up” payments not to exceed $500,000 to offset any applicable excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

(2)	Represents the value of “in the money” accelerated options that vest upon termination other than for cause as of March 31, 2011 as if exercised at $53.18, which was the closing price of our stock on that date.

We believe that the payment of compensation and the acceleration of unvested options in these circumstances is a common practice in comparable companies, and is justifiable from both a recruitment and retention perspective. We also believe that the amount of severance is within the range typically seen in comparable companies, and that we would experience difficulties attracting and retaining executives in the absence of severance arrangements that are at least as attractive as those that we offer.

Principal Elements of Director Compensation

Compensation of Directors

Each non-employee director received an amount equal to $3,000 in fiscal 2011 for each board of directors meeting attended in person, as well as reimbursement for all associated travel expenses, and $1,000 for each telephonic board of directors meeting and each in-person or telephonic committee meeting attended provided it was not in conjunction with a duly convened board of directors meeting Other than the Chairman of the audit committee, who in fiscal 2011 received $1,000 for each audit committee meeting attended and an annual retainer of $4,000 for other services performed in his capacity as Chairman of the audit committee, the directors did not receive fees for any other director services during fiscal 2011. These amounts were determined and approved during a telephonic meeting held on April 24, 2006, by the nomination and governance committee based on their prior experience and ratified by the compensation committee. In the future, any adjustments to director compensation will be approved by the compensation committee.

If Proposal Three set forth above in this Proxy Statement is approved by stockholders, we expect that on the date of the Annual Meeting, each of Messrs Hamerslag, Hoops, Jessup, and Michael and Ms. Macino will receive a discretionary grant under our Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) to purchase 3,000 shares of Common Stock at an exercise price equal to the fair market value on such date. Each such grant will have a maximum term of ten years measured from the grant date, and become exercisable in a series of four equal and successive annual installments over the optionee’s period of service on the board of directors, with the first such installment to become exercisable twelve months after the grant date. If Proposal Three is not approved by stockholders then, when an individual who has not previously been in our employ first becomes a non-employee member of our board of directors, he or she will receive an automatic stock option grant for

7,500 shares of common stock under our Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) and, on the date of each annual stockholders meeting, each non-employee director who has served as a non-employee member of our board of directors for at least six months, whether or not such individual is standing for re-election as a member of our board of directors at that particular meeting and whether or not such individual has been in our prior employ, will automatically be granted a stock option to purchase 3,000 shares of common stock. The exercise price of these stock options would be set at the closing price of our common stock as reported by the Nasdaq Global Select Market on the date of grant, have a maximum term of ten years measured from the grant date, and become exercisable in a series of four equal and successive annual installments over the optionee’s period of service on the board of directors, with the first such installment to become exercisable twelve months after the grant date.

Director Compensation

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name(1)	($)	($)	($)(2)(3)	($)	Earnings	($)	($)

Steven J. Hamerslag	$17,000	$—	$50,227	$—	$—	$—	$67,227
Alan R. Hoops	16,000	—	50,227	—	—	—	66,227
R. Judd Jessup	28,000	—	50,227	—	—	—	78,227
Jean H. Macino	15,211	—	50,227	—	—	—	65,438
Jeffrey J. Michael	18,616	—	50,227	—	—	—	68,843

(1)	V. Gordon Clemons, the chairman of our board of directors, has been omitted from this table as he receives no additional compensation for serving on our board of directors.

(2)	The fair value of option awards shown are calculated in accordance with Topic 718, Compensation-Stock Compensation, and represent the aggregate grant date fair value of option awards granted during the year. See Note B, Stock-Based Compensation, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed June 10, 2011, for the relevant assumptions used to determine the valuation of our option awards.

(3)	Aggregate option awards outstanding as of March 31, 2011, the last day of our most recent fiscal year, that have been granted under the automatic option grant program of our Restated Omnibus Incentive Plan to each of our non-employee directors are as follows: Mr. Hamerslag- 20,436 shares, Mr. Hoops- 32,248 shares, Mr. Jessup- 50,250 shares, Ms. Macino- 11,250 shares, and Mr. Michael- 50,250 shares.

Impact of Accounting and Tax Treatment of Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to our executive officers during fiscal 2011 did not exceed the $1.0 million limit per officer, and we do not expect the non-performance-based compensation to be paid to our executive officers during fiscal 2012 to exceed that limit. Because it is unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1.0 million limit, we do not expect to take any action to limit or restructure the elements of cash compensation payable to our executive officers so as to qualify that compensation as performance-based compensation under Section 162(m). We will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level. With respect to Mr. Starck’s compensation, we agreed to certain “gross up” payments not to exceed $500,000 to offset any applicable excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

Compensation Committee Interlocks and Insider Participation

Messrs. Hamerslag, Hoops and Michael served as members of the compensation committee during fiscal year 2011. Mr. Michael is the President and Chief Executive Officer of Corstar Holdings, Inc., a beneficial owner of more than 10% of the outstanding shares of our common stock. No member of the compensation committee was, during fiscal 2011, an employee or officer of ours or was formerly an officer of ours.

During fiscal 2011, no current executive officer of ours served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of our board of directors or compensation committee.

Report of the Compensation Committee of the Board of Directors

The compensation committee of the board of directors has reviewed and discussed CorVel’s compensation discussion and analysis with management. Based on this review and discussion, the compensation committee recommended to the board of directors that the compensation discussion and analysis be included in CorVel’s definitive proxy statement on Schedule 14A for its 2011 annual meeting of stockholders, and be incorporated by reference in CorVel’s annual report on Form 10-K for the fiscal year ended March 31, 2011, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the compensation committee of the board of directors and shall not be deemed soliciting material or filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C promulgated by the Securities and Exchange Commission or to the liabilities of Section 18 of the Securities Exchange Act of 1934. Notwithstanding CorVel’s incorporation of the foregoing report by reference into its Annual Report on Form 10-K, the foregoing report shall be deemed furnished in the Annual Report on Form 10-K and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 as a result of such furnishing.

Respectfully submitted,

Alan R. Hoops
Jean H. Macino
Jeffrey J. Michael

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the us as of March 31, 2011, with respect to beneficial ownership of Common Stock by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding Common Stock, (ii) each director and/or nominee for director, (iii) each of our named executive officers (named under the heading “Summary Compensation Table” above), and (iv) all current directors and executive officers as a group, together with the approximate percentages of outstanding Common Stock beneficially owned by each of them. The following table is based upon information supplied by directors, executive officers and principal stockholders, and Schedules 13D and 13G filed with the SEC. Except as otherwise noted, the persons named in the following table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the principal address of each of the stockholders below is c/o CorVel Corporation, 2010 Main Street, Suite 600, Irvine, California 92614.

	Amount of		Percentage of
	Common Stock		Common Stock
Name and Address of Beneficial Owner	Beneficially Owned		Beneficially Owned(1)

Jeffrey J. Michael	3,968,647	(2)	34%
10901 Red Circle Drive, Suite 370 Minnetonka, MN 55343
Corstar Holdings, Inc.	3,850,001		33%
10901 Red Circle Drive, Suite 370 Minnetonka, MN 55343
V. Gordon Clemons	1,093,685	(3)	9.4%
2010 Main Street, Suite 600 Irvine, CA 92614
Wellington Management Company, L.P.	897,090	(4)	7.7%
75 State Street Boston, MA 02109
BlackRock, Inc.	593,141	(5)	5%
40 East 52nd Street New York, NY 10022
HealthCor Management, L.P.	377,544	(6)	3.2%
152 West 57th Street, 47th Floor New York, NY 10019
R. Judd Jessup	78,585	(7)	*
Daniel J. Starck	60,013	(8)	*
Steven J. Hamerslag	83,210	(9)	*
Alan R. Hoops	24,748	(10)	*
Scott R. McCloud	15,358	(11)	*
Donald C. McFarlane	14,866	(12)	*
Diane J. Blaha	11,666	(13)	*
Jean H. Macino	2,625	(14)	*
All current executive officers and directors as a group (10 individuals)	5,353,403	(15)	45.24%

*	Less than 1%

(1)	Applicable percentage ownership is based on 11,630,921 shares of Common Stock outstanding as of March 31, 2011. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Any securities not outstanding but which are subject to options exercisable within 60 days of March 31, 2011 are deemed outstanding and beneficially owned for the purpose of computing the percentage of outstanding Common Stock beneficially owned by any person holding such options but are not deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

(2)	Includes 3,850,001 shares owned by Corstar, 75,896 shares owned directly by Mr. Michael, a director of ours and of Corstar, and 42,750 shares subject to options held by Mr. Michael that are exercisable within 60 days of March 31, 2011. Mr. Michael is the President, Chief Executive Officer and a director of Corstar. In addition, Mr. Michael is the trustee of the Michael Family Grantor Trust (formerly Michael Acquisition Corporation Trust), which is the sole shareholder of Corstar. Based on the foregoing, Mr. Michael may be deemed to have beneficial ownership of the shares of our Common Stock held by Corstar. Mr. Michael disclaims such beneficial ownership except to the extent of any indirect pecuniary interest therein.

(3)	Includes 1,091,185 shares owned by Mr. Clemons directly and 2,500 shares subject to options that are exercisable within 60 days of March 31, 2011.

(4)	According to the Schedule 13G of Wellington Management Company dated February 14, 2011, Wellington, in its capacity as investment advisor, has shared power to vote and dispose the shares.

(5)	According to the Schedule 13G of BlackRock, Inc. dated January 21, 2011, BlackRock, together with Barclays Global Investors, NA and certain of its affiliates which were acquired by BlackRock on December 1, 2009, is the parent holding company and has sole voting and sole dispositive power over the shares.

(6)	According to the Schedule 13G of HealthCor Management, L.P., dated February 9, 2011, collectively, HealthCor, L.P., HealthCore Offshore Master Fund L.P., and HealthCor Hybrid Offshore Master Fund, L.P., are the beneficial owners of a total of 377,544 shares of the Common Stock of CorVel. By virtue of its position as the investment manager of these funds, HealthCor has shared voting and dispositive power over the shares. HealthCor Associates, LLC is the general partner of HealthCor Management, L.P. HealthCor Group LLC is the general partner of HealthCor Capital, L.P., which is in turn is the general partner of HealthCor, L.P. As the managers of HealthCor Associates, LLC, Arthur Cohen and Joseph Healey exercise both shared voting and investment power with respect to the shares.

(7)	Includes 35,835 shares owned directly by Mr. Jessup and 42,750 shares subject to options that are exercisable within 60 days of March 31, 2011.

(8)	Includes 20,241 shares owned directly by Mr. Starck and 39,772 shares subject to options held by Mr. Starck that are exercisable within 60 days of March 31, 2011.

(9)	Consists of 70,274 shares owned directly by Mr. Hamerslag and 12,936 shares subject to options that are exercisable within 60 days of March 31, 2011.

(10)	Consists of 24,748 shares subject to options held by Mr. Hoops that are exercisable within 60 days of March 31, 2011.

(11)	Includes 5,438 shares owned directly by Mr. McCloud, 711 shares owned by Mr. McCloud’s spouse and 9,209 shares subject to options exercisable within 60 days of March 31, 2011.

(12)	Includes 680 shares owned directly by Mr. McFarlane and 14,186 shares subject to options that are exercisable within 60 days of March 31, 2011.

(13)	Consists of 1,1,057 shares owned directly by Ms. Blaha and 10,609 shares subject to options that are exercisable within 60 days of March, 31, 2011.

(14)	Consists of 2,625 shares subject to options held by Ms. Macino that are exercisable within 60 days of March 31, 2011.

(15)	Includes the information set forth in notes 2, 3, 7, 8, 9, 10, 11, 12, 13, and 14 above.

Equity Compensation Plan Information

The following table provides information as of March 31, 2011, with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans. We have not assumed any equity compensation plans in connection with any mergers or acquisitions.

			C
			Number of Securities Remaining
	A	B	Available for Future Issuance
	Number of Securities to be	Weighted Average	Under Equity Compensation
	Issued Upon Exercise of	Exercise Price of	Plans (Excluding Securities
Plan Category	Outstanding Options	Outstanding Options	Reflected in Column A)

Equity Compensation Plans Approved by Stockholders(1)	813,929 (2)	$29.26	957,129 (3)
Equity Compensation Plans Not Approved by Stockholders	0	$0	0
Total	813,929	$29.26	957,129

(1)	Consists solely of the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) and the Restated 1991 Employee Stock Purchase Plan.

(2)	Excludes purchase rights accruing under our 1991 Employee Stock Purchase Plan which has a stockholder approved reserve of 1,425,000 shares. Under the Purchase Plan, each eligible employee may purchase up to 1,000 shares of our Common Stock at semi-annual intervals on the last business day of March and September each year at a purchase price per share equal to 95% of the fair market value of a share of our Common Stock on the last day of the relevant purchase period. For the purchase period ending September 30, 2011, the administrator has set the maximum permitted payroll deduction at 5% of salary and established a purchase price equal to 95% of the fair market value on September 30, 2011.

(3)	Includes shares available for future issuance under the 1991 Employee Stock Purchase Plan. As of March 31, 2011, an aggregate of 230,986 shares of our Common Stock were available for issuance under the 1991 Employee Stock Purchase Plan. During the last purchase period ended March 31, 2011, 3,127 shares were purchased and we expect approximately a similar number of shares will be subject to purchase in the current purchase period.

Share issuances under the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan) will not reduce or otherwise affect the number of shares of our Common Stock available for issuance under the 1991 Employee Stock Purchase Plan, and share issuances under the 1991 Employee Stock Purchase Plan will not reduce or otherwise affect the number of shares of our Common Stock available for issuance under the CorVel Corporation Restated Omnibus Incentive Plan (Formerly The Restated 1988 Executive Stock Option Plan).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Mr. Clemons has an adult son, V. Gordon Clemons, Jr., who is currently employed as our Vice President, Senior Strategy and Business Development. V. Gordon Clemons, Jr. became an employee of CorVel in 2001 as a Product Manager, served as Director of Business Development from June 2002 to March 2006, was promoted to Vice President of Business Development in March 2006, was promoted to Vice President, Enterprise Comp in April 2007, assumed the role of Vice President Network Solutions in June 2009 and most recently was promoted to Senior Vice President, Strategy and Business Development in November 2010. V. Gordon Clemons, Jr. has received a salary of $158,760, $168,641, and $181,126 for fiscal years 2009, 2010 and 2011, respectively. V. Gordon Clemons, Jr. also received a bonus of $56,834, $118,498, and $126,000 for fiscal years 2009, 2010 and 2011, respectively. V. Gordon Clemons, Jr. also received stock option grants for 16,250, 11,000, and 13,000 shares for fiscal years 2009, 2010 and 2011 respectively, which includes a stock option for 12,500 shares granted on February 24, 2009, which becomes exercisable based on achievement of certain performance criteria related to earnings growth, a stock option for 10,000 shares granted on November 2, 2009,which becomes exercisable based on achievement of certain performance criteria related to earnings growth and 11,000 shares granted on December 6, 2010, which becomes exercisable based on achievement of certain performance criteria related to earnings growth.

As of March 31, 2011, V. Gordon Clemons, Jr. held outstanding stock options for 35,900 shares. The grant date fair market value was $237,923 for the stock option grants that V. Gordon Clemons, Jr. received in fiscal 2011, $136,651 for the stock option grants that V. Gordon Clemons, Jr. received in fiscal 2010, and $147,406 for the stock option grants that V. Gordon Clemons, Jr. received in fiscal 2009. V. Gordon Clemons, Jr. received other compensation of annual premiums and matching 401(k) contributions in the aggregate amount of $962, $375, and $1,552 for fiscal years 2011, 2010, and 2009, respectively, paid by us for the purchase of group term life insurance in an amount equal to his annual salary and as matching contributions by us to our Section 401(k) Plan. The compensation of V. Gordon Clemons, Jr. has been ratified by the audit committee.

Since the beginning of fiscal year 2011, other than as described above and as described under the heading “Compensation Discussion and Analysis,” there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. Each of the transactions described above was reviewed and approved or ratified by our Audit Committee.

Policies and Procedures for Related Person Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, since the beginning of our last fiscal year, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Pursuant to its written charter, our Audit Committee is responsible for reviewing and approving all related person transactions and potential conflict of interest situations involving any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons.

Our Audit Committee also has adopted written policies and procedures for related person transactions that require the Audit Committee to review any proposed transaction with related persons to determine if it rises to the level of a related person transaction covered by Item 404 of Regulation S-K and, if it does, then such related person transaction must be approved or ratified by the disinterested members of the Audit Committee. Our management must disclose to the Audit Committee all material information regarding actual and proposed related person transactions known to them that involve our directors, nominees for director, executive officers, persons known to be five percent or greater beneficial owners of our stock, and any member of the immediate family of any of the foregoing persons. A related person will not be deemed to have a material interest in a transaction if the interest arises only: (a) from the person’s position as a director of another corporation or organization that is a party to the transaction; or (b) from the direct or indirect ownership by such person and all other related persons, in the aggregate, of less than a ten percent equity interest in another person or entity (other than a partnership) which is a party to the transaction; or (c) from a combination of both (a) and (b); or (d) from the person’s position as a limited partner in a partnership in which the person and all other related persons, have an interest of less than ten percent, and the person is not a general partner of and does not hold another position in the partnership.

Our Audit Committee has determined that the following categories of transactions shall be deemed preapproved by the Audit Committee, notwithstanding the fact that they are related person transactions:

•	compensation to executive officers determined by our Compensation Committee;

•	compensation to directors determined by our Compensation Committee or our Board; and

•	transactions in which all security holders receive proportional benefits.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, we believe that, during fiscal year 2011, all transactions required to be reported by our officers, directors and greater than 10% beneficial owners were reported in a timely manner except as follows: Due to a clerical error, Forms 4 for the December 2010 performance option grants granted to executive officers Mr. Starck, Mr. McFarlane, Mr. McCloud, and Ms. Blaha were not timely filed; however, forms 8-K were properly filed for those options grants in December 2010. Such forms were filed on December 6, 2010.

2011 ANNUAL REPORT ON FORM 10-K AND STOCKHOLDER PROPOSALS
FOR THE 2012 ANNUAL MEETING

We filed with the Securities and Exchange Commission an Annual Report on Form 10-K on June 10, 2011. A copy of the Annual Report on our Form 10-K for the fiscal year ended March 31, 2011 has been mailed concurrently with this Proxy Statement to stockholders entitled to notice of and to vote at the Annual Meeting, and is also posted at https://materials.proxyvote.com/221006. No separate annual report to the stockholders was prepared. The Annual Report sent to stockholders is not incorporated into this Proxy Statement and is not considered “soliciting material.” Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding us, are available on the Securities and Exchange Commission’s Web site at http://www.sec.gov. In addition, we will provide without charge a copy of our Annual Report on Form 10-K to any stockholder upon written request addressed to our corporate Secretary, CorVel Corporation, 2010 Main Street, Suite 600, Irvine, California 92614, and will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits.

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2012 annual meeting. These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than March 8, 2012, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement.

Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations. Under our current Bylaws, the deadline for submitting such stockholder proposals or a nomination for director is May 7, 2012, which is 90 days prior to the anniversary date of the 2011 Annual Meeting. If a stockholder gives notice of such proposal after this deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. All stockholder proposals must be in the form required by our Bylaws. If a stockholder gives notice of a proposal after May 22, 2012, which is the 45th calendar day prior to the anniversary of the mailing date for this year’s proxy materials, our proxy holders will be allowed to use their discretionary voting authority to vote the shares they represent as the Board may recommend, which may include a vote against the stockholder proposal when and if the proposal is raised at our 2012 annual meeting.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor of the 2011 Annual Meeting. The enclosed Proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the 2011 Annual Meeting.

Stockholder proposals must be in writing addressed to our corporate Secretary, CorVel Corporation, 2010 Main Street, Suite 600, Irvine, California 92614. It is recommended that stockholders submitting proposals utilize certified mail, return receipt requested in order to provide proof of timely receipt. All stockholder proposals must be in compliance with applicable laws and regulations and our Bylaws.

COSTS OF SOLICITATION

Proxies will be solicited by mail and by telephone, facsimile, electronic or any other means, by our regular employees without additional remuneration. We will request banks, brokerage houses and other institutions to forward the soliciting material to persons for whom they hold shares. We will reimburse banks, brokerage houses and other institutions for their reasonable expenses in forwarding our proxy materials to beneficial owners of our Common Stock. All costs associated with the solicitation of proxies, including the preparation, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders, will be borne by us. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. If so, we will pay the proxy solicitor reasonable and customary fees. Generally, the fee for such services is approximately $15,000 plus expenses. Except as described above, we do not presently intend to solicit proxies other than by mail.

By Order of the Board of Directors

Richard J. Schweppe
Secretary

July 6, 2011
Irvine, California

APPENDIX A

CORVEL CORPORATION
RESTATED OMNIBUS INCENTIVE PLAN
(FORMERLY THE RESTATED 1988 EXECUTIVE STOCK OPTION PLAN)
AS AMENDED AND RESTATED THROUGH AUGUST 4, 2011

GENERAL

I.	GENERAL PROVISIONS

A. The Plan is intended to promote the interests of the Company and its stockholders by providing a method whereby (i) key employees (including officers and directors) of the Company (or any Parent or Subsidiary) responsible for the management, growth and financial success of the Company (or any Parent or Subsidiary), (ii) the non-employee members of the Board or the board of directors of any Parent or Subsidiary, and (iii) consultants and advisors who provide valuable services to the Company (or any Parent or Subsidiary) may be offered various types of equity incentives and rewards intended to encourage such individuals to put forth maximum efforts for the success of the Company’s business and to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company, thereby aligning the interests of such persons with the Company’s stockholders.

B. For purposes of the Plan, the following definitions shall be in effect:

AFFILIATE:  Any entity (i) that, directly or indirectly through one or more intermediaries, is controlled by the Company or (ii) in which the Company has a significant equity interest, in each case as determined by the Committee.

AWARD:  Any Option, Tandem Right, Limited Right, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

AWARD AGREEMENT:  Any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

BOARD:  The Board of Directors of the Company.

CHANGE IN CONTROL:  A Change in Control shall be deemed to occur in the event that:

(i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company’s stockholders to accept; or

(ii) there is a change in the composition of the Board over a period of twelve (12) consecutive months, such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

CODE:  The Internal Revenue Code of 1986, as amended.

COMMON STOCK:  The Common Stock issuable under the Plan shall be shares of the Company’s common stock, $0.0001 par value.

COMMITTEE:  The Committee shall be a committee designated by the Board to administer the Plan, which initially shall be the compensation committee of the Board. The Committee shall be comprised of at least two Directors but not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be a “Non-Employee Director.”

COMPANY:  The Company shall mean CorVel Corporation, a Delaware corporation1, or any corporate successor which shall assume the Plan.

CORPORATE TRANSACTION:  A Corporate Transaction shall include any of the following transactions for which the approval of the Company’s stockholders is obtained:

(i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company’s incorporation,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any entity other than a parent or subsidiary of the Company, or

(iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held such fifty percent (50%) or greater interest immediately prior to such merger.

DIRECTOR:  A member of the Board, including any Non-Employee Director.

DIVIDEND EQUIVALENT:  Any right granted under Section IV of Article IV of the Plan.

ELIGIBLE PERSON:  (i) Any Employee, officer, consultant, or advisor providing services to the Company (or any Parent or Subsidiary), and (ii) any Director or director of any Parent or Subsidiary who is not an employee of the Company or any Parent or Subsidiary.

EMPLOYEE:  An individual shall be considered to be an Employee for so long as the Company or one or more of its Parent or Subsidiaries reports his or her earnings on a Form W-2.

EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

FAIR MARKET VALUE:  The Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time listed on the Nasdaq National Market or the Nasdaq Capital Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or the Nasdaq Capital Market and published in The Wall Street Journal.

(ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.

(iii) If the Common Stock is not listed on the Nasdaq National Market, Nasdaq Capital Market or a national securities exchange, the Fair Market Value shall be the average of the closing bid and ask prices of the Common Stock on that day as reported by the Nasdaq bulletin board or any comparable system on that day.

1 The Company was previously known as FORTIS Corporation and assumed all of the rights and responsibilities of FORTIS Corporation, a Minnesota corporation (“FORTIS Minnesota”), with respect to the Plan pursuant to the Agreement and Plan of Merger by and between the Company and FORTIS Minnesota, effective May 16, 1991, under which FORTIS Minnesota changed its state of incorporation from Minnesota to Delaware by merging with and into the Company which was a wholly owned subsidiary of FORTIS Minnesota.

(iv) If the Common Stock is not traded included in the Nasdaq bulletin board or any comparable system, the Fair Market Value shall be the average of the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

(v) If the date in question is not a trading day, then the Fair Market Value shall be determined based on prices for the trading day prior to the date in question.

HOSTILE TAKE-OVER:  A Hostile Take-Over shall be the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.

NON-EMPLOYEE DIRECTOR.  Any Director who is not also an employee of the Company or a Parent or Subsidiary within the meaning of Rule 16b-3 and is an “outside director” within the meaning of Section 162(m) of the Code.

NON-STATUTORY OPTION:  A Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

OPTION:  A Non-Statutory Option.

OTHER STOCK-BASED AWARD:  Any right granted under Section V of Article IV of the Plan.

OPTIONEE:  Any person to whom an option is granted under the Discretionary Option Grant Program of Article II or the Other Equity Based Awards Program of Article IV of this Plan.

PARENT:  A corporation shall be deemed to be a Parent of the Company if it is a corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

PARTICIPANT:  An Eligible Person granted an Award under the Plan.

PERFORMANCE AWARD:  Any right granted under Section III of Article IV of the Plan.

PERFORMANCE GOAL:  Performance Goal shall have the meaning set forth in Section III.A.(i) of Article IV of the Plan.

PERMANENT DISABILITY:  A permanent disability shall have the meaning assigned to it in Code Section 22(e)(3).

PERSON:  Any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

PLAN:  The CorVel Corporation Restated Omnibus Incentive Plan, which was formerly named the Restated 1988 Executive Stock Option Plan, as amended and restated.

QUALIFIED PERFORMANCE BASED AWARD:  A Qualified Performance Based Award shall have the meaning set forth in Section III.A. of Article IV of the Plan.

RESTRICTED STOCK:  Any Share granted under Section II of Article IV of the Plan.

RESTRICTED STOCK UNIT:  Any unit granted under Section II of Article IV of the Plan.

RULE 16b-3:  Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation.

SECURITIES ACT:  Securities Act of 1933, as amended.

SEC:  The SEC shall mean the Securities and Exchange Commission.

SECTION 16(b) INSIDER:  An individual shall be considered to be a Section 16(b) Insider on any relevant date under the Plan if such individual is at the time subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act by reason of his or her affiliation with the Company.

SERVICE PROVIDER:  An individual shall be deemed to be a Service Provider for so long as such individual renders service on a periodic basis to the Company, its Parent and/or any of its Subsidiaries as an Employee, a non-Employee member of the board of directors or a consultant or independent advisor.

SHARE OR SHARES:  A Share or Shares of Common Stock or such other securities or property as may become subject to Awards pursuant to an adjustment made pursuant to Section V.C. of Article I of the Plan.

STOCK APPRECIATION RIGHT:  Any right granted under Section I of Article IV of the Plan.

SUBSIDIARY:  A corporation shall be deemed to be a Subsidiary of the Company if it is one of the corporations (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of all Non-Statutory Option grants, all other Awards granted under Article IV of the Plan, and all Corporate Transaction provisions of the Plan, the term “Subsidiary” shall also include any partnership, joint venture or other business entity of which the Company owns, directly or indirectly through another entity, more than a fifty percent (50%) interest in voting power, capital or profits.

TANDEM RIGHT:  Any tandem stock appreciation right granted under Section II of Article II of the Plan.

C. Stock option grants made to any Participant under the Discretionary Option Grant Program of Article II and Awards made to any Participant under the Other Equity Based Awards Program of Article IV shall not in any way affect, limit or restrict such individual’s eligibility to participate in any other stock plan or other compensation or benefit plan, arrangement or practice now or hereafter maintained by the Company or any Parent or Subsidiary.

D. Stock option grants or other Awards outstanding under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

II.	STRUCTURE OF THE PLAN

A. Stock Programs.  The Plan shall be divided into two separate components: the Discretionary Option Grant Program specified in Article II and the Other Equity Based Awards Program specified in Article IV. Under the Discretionary Option Grant Program, Eligible Persons may, at the discretion of the Committee, be granted options to purchase shares of Common Stock in accordance with the provisions of Article II. Under the Other Equity Based Awards Program, Eligible Persons may be granted, at the discretion of the Committee, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Dividend Equivalents or Other Stock-Based Awards in accordance with the provisions of Article IV.

B. General Provisions.  Unless the context clearly indicates otherwise, the provisions of Articles I and V shall apply to the Discretionary Option Grant Program, the Other Equity Based Awards Program and any outstanding automatic option grants made prior to August 4, 2011, and shall accordingly govern the interests of all individuals under the Plan. Effective as of August 4, 2011, no further automatic option grants shall be made hereunder.

III. ADMINISTRATION OF THE PLAN

A. The Plan shall be administered by the Committee. Subject to applicable law, the Committee may delegate its responsibilities to others under such conditions and limitations as it may determine, except that the Committee may not delegate its authority with regard to the making of grants to Section 16(b) Insiders. However, if the grant to a Section 16(b) Insider would not be exempt under SEC Rule 16b-3 if made by the Committee, such grant may be made by the Board. On the other hand, if the grant of an option is intended to be exempt from Code Section 162(m), it must be made by a committee composed exclusively of outside directors, as that term is defined in Code Section 162(m).

B. Subject to the express provisions of the Plan and applicable law, the Committee shall have the sole and exclusive authority with respect to the Discretionary Option Grant Program and the Other Equity Based Awards Program:

(i) to designate Participants and make grants of Awards to any and all Eligible Persons;

(ii) to determine the type or types of Awards to be granted to each Participant;

(iii) to determine the number of Shares to be covered by, or the method by which payment or other rights are to be determined in connection with, each Award;

(iv) to determine the terms and conditions of any Award or Award Agreement, consistent with the terms of the Plan;

(v) to determine whether, to what extent, and under what circumstances Awards may be exercised in cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof, and the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other awards or other property, or cancelled, forfeited or suspended;

(vi) to interpret the Plan and any Award Agreement, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Discretionary Option Grant Program and the Other Equity Based Awards Program;

(vii) to change the terms and conditions or accelerate the vesting of any outstanding Award or Award Agreement granted pursuant to Article II, and any outstanding Award or Award Agreement granted pursuant to Article IV (except for any Qualified Performance Based Award as defined in Article IV of the Plan to the extent such authority would violate Code Section 162(m)), provided such action does not, without the consent of the holder, adversely affect the rights and obligations such individual may have under the outstanding grant; and

(viii) to make any other determination or take any other action that the Committee deems necessary or desirable for the administration of the Plan.

C. Designations, determinations, interpretations and other decisions of the Committee on all matters relating to the Plan and any option grants, stock issuances or any other Awards made hereunder shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding on all Persons having any interest in the Plan or any options or Awards granted or shares issued under the Plan.

D. To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and any secondary committee formed pursuant to Section III.A. of this Article I and every other member of the Board, as well as any other employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan. This indemnity shall not apply, however, if: (i) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or (ii) the individual fails to assist the Company in defending against any such claim. The Company shall have the right to select counsel and to control the prosecution or defense of the suit. The Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

E. Notwithstanding anything to the contrary contained herein (except as provided in Section III.A. of this Article I), the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

IV.	ELIGIBILITY

A. The persons eligible to receive option grants under the Discretionary Option Grant Program of Article II and Awards under the Other Equity Based Awards Program of Article IV are Eligible Persons selected by the Committee to receive such options and Awards.

V.	STOCK SUBJECT TO THE PLAN

A. The Common Stock issuable under the Plan shall be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company on the open market. The aggregate number of shares of Common Stock issuable over the term of this Plan shall not exceed 9,682,500 shares. Such share reserve is subject to adjustment from time to time in accordance with Section V.C. of this Article I.

B. Should an option or other Award granted under this Plan expire or terminate for any reason prior to exercise or surrender in full, the shares subject to the portion of the option or other Award not so exercised or surrendered shall be available for subsequent option or other Award grants under this Plan. Furthermore, in the event that a portion of shares subject to a Performance Award (including a Qualified Performance Based Award) does not vest as of the end of an applicable performance period because the applicable performance goals become impossible to meet, such portion of such Performance Award shall immediately be cancelled as of the end of the applicable performance period and the shares subject to such portion of such Performance Award shall be available for subsequent option or other Award grants under this Plan. In addition, unvested shares issued under the Plan and subsequently cancelled or repurchased by the Company, at the original option or Award exercise price paid per share, pursuant to the Company’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option or other Award grants under the Plan. However, shares subject to Tandem Rights exercised in accordance with the provisions of Section II of Article II shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option or other Award grants under this Plan. Should the exercise price of an outstanding option or other Award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option or other Award or the vesting of a stock issuance or other Award under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option or other Award is exercised or which vest under the stock issuance or other Award, and not by the net number of shares of Common Stock actually issued to the Participant. If an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For purposes of determining the number of Shares covered on the date of grant by a Stock Appreciation Right that is to be settled in Shares, the aggregate number of Shares with respect to which the Stock Appreciation Right is to be exercised shall be counted against the number of Shares available for Awards under the Plan (without regard to the number of actual Shares issued upon settlement). Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, recapitalization, stock split, reverse stock split, combination of shares, exchange of shares, reorganization, merger, consolidation, split-up, spin-off, or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made by the Committee to (i) the aggregate number and/or class of securities (or other property) issuable under the Plan, (ii) the maximum number and/or class of securities (or other property) for which any one Participant may be granted stock options, stock appreciation rights or other Awards over the term of the Plan, (iii) the number and/or class of securities (or other property) subject to, and the purchase and/or exercise price per share in effect under, each option, stock appreciation right or other Award outstanding under the Plan, and (iv) the limitations contained in Section V.E. of this Article I, in order to preclude the dilution or enlargement of benefits thereunder. All adjustments made by the Committee pursuant to this Section V.C. shall be final and binding.

D. In the event that (i) the Company is the surviving entity in any Corporate Transaction which does not result in the termination of outstanding options pursuant to the Corporate Transaction provisions of the Plan or (ii) the outstanding options under the Plan are to be assumed in connection with such Corporate Transaction, then each such continuing or assumed option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate option price shall remain the same. In addition, the number and class of securities which remain issuable under this Plan following the consummation of the Corporate Transaction shall be appropriately adjusted. Adjustments under this section will be made in accordance with Code Section 424 and treasury regulations promulgated thereunder to the extent required, and for purposes of compliance with the provisions of Code Section 409A relating to modification of stock rights, adjustments will be made in accordance with the requirements Code Section 424 and treasury regulations promulgated thereunder as modified by applicable guidance under Code Section 409A.

E. 162(m) Limitation on Awards. From and after January 1, 1994 until June 30, 2006, in no event may any one individual participating in the Plan be granted stock options and/or separately exercisable stock appreciation rights, exceeding 1,600,000 shares of Common Stock in the aggregate over such period, subject to adjustment from time to time in accordance with the provisions of Section V.C. of this Article. From and after approval of the stockholders at the 2006 Annual Meeting of Stockholders, notwithstanding any other provision of the Plan other than Section V.C. of this Article I, no Participant shall be granted: (i) Options or SARs, the value of which are derived solely from the appreciation in the value of Shares after the date of grant, with respect to more than 500,000 Shares in the aggregate within any fiscal year of the Company; or (ii) other Qualified Performance Based Awards under Article IV that do not meet the definition contained in clause (i) above and that could result in such Participant receiving more than $1,500,000 in cash or the equivalent Fair Market Value of Shares determined at the date of grant for each full or partial fiscal year of the Company contained in the performance period of a particular Qualified Performance Based Award, provided, however, that, if any other Qualified Performance Based Awards are outstanding for such Participant for a given fiscal year, such dollar limitation shall be reduced for each such given fiscal year by the amount that could be received by the Participant under all such Qualified Performance Based Awards, divided, for each such Qualified Performance Based Award, by the number of full or partial fiscal years of the Company contained in the performance period of each such outstanding Qualified Performance Based Award; provided, however, that the limitations set forth in this Section V.E. shall be subject to adjustment under Section V.C. of Article I only to the extent that such adjustment does not affect the status of any Award intended under Article IV to qualify as “performance based compensation” under Section 162(m) of the Code.

ARTICLE II.

DISCRETIONARY OPTION GRANT PROGRAM

I.	TERMS AND CONDITIONS OF OPTIONS

A. The Committee shall have sole and exclusive authority (subject to the express provisions of the Plan) to determine which Eligible Persons are to be granted options under the Discretionary Option Grant Program, the number of shares to be covered by each such option, the status of the granted option as a Non-Statutory Option, the time or times at which such option is to become exercisable and the maximum term for which the option is to remain outstanding.

B. The granted options shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve. Unless otherwise provided in a particular Award Agreement, the granted options shall comply with the terms and conditions specified below.

1. Option Price.

a. The option price per share shall be fixed by the Committee, but in no event shall the option price per share be less than the Fair Market Value per share of Common Stock on the date of the option grant except in connection with a merger, acquisition or other similar consolidation.

b. The option price shall become immediately due upon exercise of the option and shall, subject to the loan provisions of Section I of Article V, be payable in one or more of the alternative forms specified below:

i. full payment in cash or check payable to the Company’s order; or

ii. full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

iii. to the extent the option is exercised for vested shares, full payment through a special sale and remittance procedure pursuant to which the Optionee is to provide irrevocable written instructions (i) to a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

c. If payment of the exercise price is made by means of the surrender of shares of Common Stock which are subject to certain restrictions, the number of shares of Common Stock issued upon the exercise of the option equal to the number of shares of restricted stock surrendered shall be subject to the same restrictions as the restricted stock that was surrendered.

d. The Exercise Date shall be the date on which written or electronic notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure specified in clause (iii) of subparagraph b. above is utilized in connection with the option exercise, payment of the option price for the purchased shares must accompany such notice.

2. Term and Exercise of Options.

a. Each option granted under the Discretionary Option Grant Program shall be exercisable in one or more installments as shall be determined by the Committee and set forth in the Award Agreement evidencing such option; provided, however, no such option shall have a maximum term in excess of ten (10) years from the date it was granted to the Optionee.

b. During the lifetime of the Optionee, Non-Statutory Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will, by the laws of descent and distribution following the Optionee’s death, or to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. This assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Non-Statutory Options under the Plan, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

3. Termination of Service.

a. Should an Optionee cease to be a Service Provider for any reason (including death or Permanent Disability) other than due to a termination for the reasons set forth in subparagraph (c) below, then such options shall not be exercisable at any time after the EARLIER of (i) the specified expiration date of the option term or (ii) the expiration of the limited period of time specified by the Committee in the option agreement. Each such option shall, during such period following cessation of Service Provider status, be exercisable only to the extent of the number of shares (if any) in which the Optionee is vested on the date of such cessation of Service Provider status.

b. Any option held by an Optionee under this Article II at the time of his or her death and exercisable in whole or in part at that time may be subsequently exercised, but only to the extent of the number of shares (if any) in which the Optionee is vested on the date the Optionee ceases to be a Service Provider (less any of those shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee’s estate, by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option. Any such exercise must occur prior to the EARLIER of (i) the expiration date of the option term or (ii) the first anniversary of the date of the Optionee’s death.

c. If an Optionee’s Service Provider status is terminated for any of the following reasons, then all outstanding options granted the Optionee under this Article II shall immediately terminate and cease to be exercisable immediately upon such termination:

i. the Optionee’s intentional misconduct or continuing gross neglect of duties which materially and adversely affects the business and operations of the Company or any Parent or Subsidiary employing the Optionee;

ii. the Optionee’s unauthorized use or disclosure (or attempt thereat) of confidential information or trade secrets of the Company or any Parent or Subsidiary; or

iii. the Optionee’s commission of an act involving embezzlement, theft, fraud, falsification of records, destruction of property or commission of a crime or other offense involving money or other property of the Company or any Parent or Subsidiary employing the Optionee.

The reasons for termination of an Optionee as a Service Provider set forth in this subparagraph (c) are not intended to be an exclusive list of all acts or omissions which the Company may deem to constitute misconduct or other grounds for terminating the Optionee (or any other individual).

d. The Committee shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article II to be exercised, during the limited period of exercisability following cessation of Service Provider status, not only with respect to the number of shares in which the Optionee is vested at the time of such cessation of Service Provider status but also with respect to one or more subsequent installments of purchasable shares in which the Optionee would otherwise have vested had the Optionee continued as a Service Provider.

e. If the option is granted to an individual who is not an Employee of the Company, then the option agreement evidencing the granted option shall include provisions comparable to those set forth in subparagraphs (a), (b) and (c) above, and may include provisions comparable to subparagraph (d) above, with respect to the Optionee’s termination of service with the Company or any Parent or Subsidiary.

4. Stockholder Rights.  An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and satisfied all other conditions precedent to the issuance of certificates for the purchased shares.

5. Repurchase Rights.  The shares of Common Stock acquired upon the exercise of any Article II option grant may be subject to one or more repurchase rights of the Company in accordance with the following provisions:

a. The Committee shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article II. Should the Optionee cease Service Provider status while holding such unvested shares, the Company shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the instrument evidencing such repurchase right.

b. All of the Company’s outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Committee at the time the repurchase right is issued.

c. The Committee shall have the discretionary authority, exercisable either before or after the Optionee’s cessation of Service Provider status, to cancel the Company’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Article II and thereby accelerate the vesting of such shares in whole or in part at any time.

II.	TANDEM RIGHTS AND LIMITED RIGHTS

A. The Committee shall have full power and authority, exercisable in its sole discretion, to grant selected Optionees tandem stock appreciation rights (“Tandem Rights”) pertaining to all or part of the shares of Common Stock subject to one or more of their option grants under this Article II.

B. Tandem Rights may be granted at the same time the underlying option is granted or any time thereafter while the option remains outstanding. The Optionee may exercise such Tandem Right by surrendering the underlying option in whole or in part to the Company, to the extent such option is at the time exercisable for vested shares of Common Stock. In exchange for the surrendered option, the Optionee shall receive a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion) over (ii) the aggregate option price payable for such vested shares. However, the exercise of the Tandem Right shall be effective only if approved by the Committee. If so approved, the distribution to which the Optionee shall accordingly become entitled with respect to the surrendered option shall be made in shares of Common Stock valued at Fair Market Value on the option surrender date.

C. If the surrender of an option is rejected by the Committee, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion) on the option surrender date and may exercise such rights at any time prior to the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

D. Prior to July 1, 2006, one or more Section 16(b) Insiders may, in the Committee’s sole discretion, be granted limited stock appreciation rights (“Limited Rights”)2 in conjunction with their outstanding options under this Article II. Such Limited Rights shall provide that upon the occurrence of a Hostile Take-Over, each outstanding option with such a Limited Right shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The Optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. The Committee shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of this Section II.D. Accordingly, no further approval of the Committee or the Board shall be required at the time of the actual option

2 Options granted to Section 16(b) Insiders prior to the effective date of the June 15, 1992 Restatement contain a different form of Limited Right. Such right will provide each Section 16(b) Insider with a thirty (30)-day election period, following the successful completion of a hostile tender offer for fifty percent (50%) or more of the Company’s outstanding voting securities, to surrender the underlying option for a cash distribution from the Company in an amount per share of Common Stock in which the Section 16(b) Insider is at the time vested under the surrendered option equal to the excess of the highest price per share paid in effecting such tender offer over the exercise price payable per share under the surrendered option.

cancellation and cash distribution. The balance of the option (if any) shall continue to remain outstanding and exercisable in accordance with the terms and conditions of the instrument evidencing such option.

III. CORPORATE TRANSACTION

A. Upon the occurrence of a Corporate Transaction, the exercisability of each option outstanding under this Article II shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option, whether or not vested, and may be exercised for all or any portion of such shares. However, an outstanding option under this Article II shall NOT be so accelerated if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares, or (iii) the acceleration of such option is subject to other applicable limitations imposed by the Committee at the time of grant. The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final and binding.

B. The Committee shall have the discretion, exercisable at any time, to provide (upon such terms and conditions as it may deem appropriate) for either the automatic acceleration of one or more assumed or replaced options which do not accelerate in connection with the Corporate Transaction or for the automatic vesting of any cash incentive programs implemented in replacement of such options, in the event the Optionee’s employment should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

C. Upon the consummation of the Corporate Transaction, all outstanding options under this Article II shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

ARTICLE III.

[RESERVED]

ARTICLE IV.

OTHER EQUITY BASED AWARDS PROGRAM

Subject to any limitations contained in the Plan, the Committee shall have sole and exclusive authority (subject to the express provisions of the Plan) to determine which Eligible Persons are to be granted Awards under the Other Equity Based Awards Program, and the terms and conditions of any such Awards. Such Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve.

I.	STOCK APPRECIATION RIGHTS.

A. The Committee is authorized to grant free-standing Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. Each such Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive a number of Shares equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

II.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

A. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

i. Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

ii. Stock Certificates.  Any Restricted Stock granted under the Plan shall be evidenced by the issuance of a stock certificate or certificates, which shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock.

iii. Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

III. PERFORMANCE AWARDS

A. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (a) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (b) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. From time to time, the Committee may designate a Performance Award granted hereunder as an award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (a “Qualified Performance Based Award”), and such awards shall comply with the following requirements.

i. Performance Goals; Timing of Designations.  Qualified Performance Based Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective performance goals, and such performance goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) (“Performance Goals”). The Committee shall, not later than 90 days after the beginning of each performance period, (A) designate all Participants for such performance period, and (B) establish the objective Performance Goals for each Participant for that performance period on the basis of one or more of the business criteria set forth in (ii) below.

ii. Business Criteria.  Unless and until the Committee proposes for stockholder approval and the Company’s stockholders approve a change in the general business criteria set forth in this section, the attainment of which may determine the amount and/or vesting with respect to Qualified Performance Based Awards, the business criteria to be used for purposes of establishing Performance Goals for Qualified Performance Based Awards shall be selected from the following alternatives. Performance goals may be based upon based upon one or more of the following business criteria, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such Performance Goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

iii. Payment of Qualified Performance Based Awards.  Unless another specified payment date or schedule of payment dates is provided in the applicable Award Agreement, Qualified Performance Based Awards shall be paid within 2 1/2 months after the end of the calendar year in which the applicable performance condition ends. The Committee shall certify in writing that Performance Goals have been met prior to payment of the Qualified Performance Based Awards to the extent required by Section 162(m). The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with a Qualified Performance Based Award, but may not exercise discretion to increase such amount.

iv. Certain Events.  If a Participant dies or becomes permanently and totally disabled before the end of a performance period or after the performance period and before a Qualified Performance Based Award is paid, the Committee may, in its discretion, determine that the Participant shall be paid a prorated portion of the award that the Participant would have received but for such death or disability.

v. Stockholder Approval of Plan.  Any Qualified Performance Based Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the stockholders of the Company at the Company’s 2006 Annual Stockholders Meeting. No Qualified Performance Based Award shall be granted more than five years after the date of such 2006 Annual Stockholders Meeting unless the stockholders have re-approved the Plan to the extent required by Section 162(m) of the Code.

vi. Interpretation.  The provisions in this Section III of Article IV, and all of the other terms and conditions of the Plan as it applies to any Qualified Performance Based Award, shall be interpreted in such a fashion as to qualify all compensation paid thereunder as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

IV.	DIVIDEND EQUIVALENTS

The Committee is authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

V.	OTHER STOCK-BASED AWARDS

The Committee is authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section V shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

ARTICLE V.

MISCELLANEOUS

I.	LOANS OR GUARANTEE OF LOANS

The Committee may assist a Participant (including any officer or director) in the exercise of one or more outstanding options under the Discretionary Option Grant Program or one or more outstanding Awards under the Other Equity Based Awards Program by (a) authorizing the extension of a full-recourse interest-bearing loan to such Optionee from the Company, (b) permitting the Participant to pay the exercise price or other purchase price with respect to such Award in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the Participant, but in each case only to the extent any such action does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. The maximum credit available to the Participant shall not exceed the sum of (i) the aggregate exercise price of the option shares (less the par value) or the aggregate purchase price for the Award plus (ii) any Federal and state income and employment tax liability incurred by the Participant in connection with the exercise of the option or Award.

II.	TAX WITHHOLDING

A. The Company’s obligation to deliver shares or cash upon the exercise or surrender of stock options or any Awards granted under the Plan shall be subject to the satisfaction by the Participant of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 or any successor rule or regulation) provide any or all holders of outstanding option grants under the Plan (other than grants made to non-Employees) with the election to surrender previously acquired shares of Common Stock or have shares withheld in satisfaction of the tax withholding obligations. To the extent necessary to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules. If Common Stock is used to satisfy the Company’s tax withholding obligations, the stock shall be valued at its Fair Market Value when the tax withholding is required to be made.

III. EXTENSION OF EXERCISE PERIOD

The Committee shall have full power and authority to extend the period of time for which any option granted under the Discretionary Option Grant Program is to remain exercisable following the Optionee’s termination of service from the period set forth in the option agreement to such greater period of time as the Committee shall deem appropriate; provided, however, that in no event shall such extension exceed the limitations set forth by applicable law and regulations under Code Section 409A; and provided further, that in no event shall such option be exercisable after the specified expiration date of the option term.

III. AMENDMENT OF THE PLAN

The Board shall have the complete and exclusive authority to amend, modify, suspend, discontinue or terminate the Plan; provided, however, that if and to the extent required by Code Section 409A and applicable guidance thereunder, such authority will not include the authority to terminate deferred compensation arrangements in violation of Code Section 409A; and provided further, that no amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to any stock options, stock appreciation rights, or other Awards at the time outstanding under the Plan. In addition, certain amendments, including increasing the number of shares issuable under the Plan or modifying the requirements for eligibility, will require stockholder approval pursuant to applicable laws or regulations.

IV.	EFFECTIVE DATE AND TERM OF PLAN

A. The Plan was initially adopted by the Board and approved by the Company’s sole stockholder on August 1, 1988.

B. The Board and sole stockholder amended and restated the Plan effective May 15, 1991 to (i) increase the number of shares issuable pursuant to the Plan, (ii) conform the provisions of the Plan to the SEC rules under Section 16 of the Exchange Act applicable to certain transactions effected under the Plan by Section 16(b) Insiders and (iii) provide for the ability to grant incentive stock options.

C. The Plan was further restated on June 15, 1992 (the “1992 Restatement”) to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 400,000 shares, (ii) bring the Plan into compliance with revisions to SEC Rule 16b-3 which became effective on September 1, 1993 and would exempt certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws and (iii) effect certain technical revisions to the provisions of the Plan to facilitate plan administration and interpretation. The 1992 Restatement was approved by the Company’s stockholders at the 1992 Annual Meeting.

D. The Plan was further restated and amended by the Board in June 1993 (the “1993 Restatement”) to add the Automatic Option Grant Program. The 1993 Restatement was approved by the Company’s stockholders at the 1993 Annual Meeting.

E. On May 4, 1994, the Board approved an amendment and restatement of the Plan (the “1994 Restatement”) to (i) increase the aggregate number of shares issuable over the term thereof by 400,000 shares to a total of 2,670,000 shares and (ii) impose a limitation of 1,600,000 shares on the maximum number of shares of Common Stock for which any one participant may be granted stock options and separately exercisable stock appreciation rights over the remaining term of the Plan. The 1994 Restatement was approved by the Company’s stockholders at the 1994 Annual Meeting.

F. On June 21, 1996, the Board approved an amendment and restatement of the Plan (the “1996 Restatement”) to (i) increase the aggregate number of shares issuable over the term thereof by 400,000 shares to 3,070,000 shares, and (ii) extend the expiration date of the Plan to June 30, 2006. The 1996 Restatement was approved by the Company’s stockholders at the 1996 Annual Meeting.

G. In June 1997, the Board further amended and restated the Plan (the “1997 Restatement”) to effect the following revisions: (i) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 400,000 shares to 3,470,000 shares, (ii) render the non-Employee Board members eligible to receive option grants under the Discretionary Option Grant Program, (iii) allow unvested shares issued under the Plan and subsequently repurchased by the Company at the option exercise price paid per share to be reissued under the Plan, (iv) remove certain restrictions on the eligibility of non-Employee Board members to serve as members of the Committee and (v) effect a series of additional changes to the provisions of the Plan in order to take advantage of certain amendments to SEC Rule 16b-3. The 1997 Restatement was approved by the Company’s stockholders at the 1997 Annual Meeting.

H. In February 1999, the Board further amended and restated the Plan to permit optionees under the Discretionary Option Grant and Automatic Option Programs of the Plan to designate a beneficiary or beneficiaries to whom their options may be transferred upon their death.

I. On May 10, 2001, the Board further amended and restated the Plan (the “2001 Restatement”) to (i) effect certain technical revisions to the provisions of the Plan in order to facilitate the administration and interpretation of the Plan, (ii) clarify the group of employees who are eligible to participate in the Plan and (iii) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 500,000 shares to 3,970,000 shares. The 2001 Restatement was approved by the Company’s stockholders at the 2001 Annual Meeting.

J. On June 27, 2006, the Board further amended and restated the Plan (the “2006 Restatement”) to (i) address changes in applicable law and accounting principles, (ii) permit the Committee to make awards of free-standing stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalents, and Other Stock-Based Awards under the Plan, subject to such terms and conditions as determined by the Committee,

(iii) extend the term of the Plan until June 30, 2016, (iv) rename the Plan and (v) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 500,000 shares to 6,455,000 shares. The 2006 Restatement was approved by the Company’s stockholders approval at the 2006 Annual Meeting.

K. All share numbers in the 2006 Restatement reflect (i) the two-for-one split of the Common Stock effected on June 14, 1999 and (ii) the three-for-two split of the Common Stock effected on August 31, 2001, and all share numbers in the 2008 Restatement (defined below) reflect the 3-for-2 split of the Common Stock effected on December 8, 2006, all of which were effected in the form of a stock dividend.

L. On May 6, 2008, the Board further amended and restated the Plan (the “2008 Restatement”) to reduce the number of shares of common stock underlying options to be granted under the automatic option grant program from 11,250 to 7,500 shares for initial automatic option grants to be awarded to a director upon first joining the Board and from 4,500 to 3,000 shares for annual automatic option grants to be awarded to directors on the date of each annual meeting of stockholders. The 2008 Restatement was approved by the Company’s stockholders at the 2008 Annual Meeting.

M. On June 8, 2010, the Board further amended and restated the Plan to provide that in the event that a portion of shares subject to a Performance Award (including a Qualified Performance Based Award) does not vest as of the end of an applicable performance period because the applicable performance goals become impossible to meet, such portion of such Performance Award shall immediately be cancelled as of the end of the applicable performance period and the shares subject to such portion of such Performance Award shall be available for subsequent option or other Award grants under this Plan.

N. On June 21, 2011, the Board further amended and restated the Plan, subject to approval of the Company’s stockholders, to eliminate future automatic option grants and to make members of the Committee eligible to receive Awards under the Discretionary Option Grant Program and the Other Equity Based Awards Program.

O. The provisions of the various restatements of the Plan apply only to stock options, stock appreciation rights, and other Awards granted under the Plan from and after the respective effective dates of such Restatements. All stock options and stock appreciation rights issued and outstanding under the Plan immediately prior to such effective dates of the restatements of the Plan shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing each such option or stock appreciation right) as in effect on the date each such option or stock appreciation was previously granted, and nothing in the restatements of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options or stock appreciation rights with respect to the acquisition of shares of Common Stock thereunder or the exercise of their outstanding stock appreciation rights.

P. The sale and remittance procedure authorized for the exercise of outstanding options shall be available for all options granted under the Plan from and after November 6, 1991 and for all Non-Statutory Options outstanding on such date.

Q. Subject to Section IV of Article V, the Plan shall in all events terminate upon the EARLIEST of (i) June 30, 2016, (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise or surrender of stock options, stock appreciation rights or other Awards under the Plan, (iii) the termination of all outstanding Awards in connection with a Corporate Transaction or (iv) termination by the Board. If the date of termination is determined under clause (i) above, then any stock options, stock appreciation rights or other Awards at the time outstanding under the Plan shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

VVI. MISCELLANEOUS MATTERS

A. Any cash proceeds received by the Company from the issuance of shares hereunder shall be used for any corporate purpose.

B. The implementation of the Plan, the granting of any stock option or other Award , and the issuance of Common Stock or other Award hereunder, shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, and the stock options and other Awards granted under it and the Common Stock issued pursuant to it. The inability of the Company to obtain the requisite approvals shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approvals shall not have been obtained. The Company, however, shall attempt to obtain all requisite approvals.

C. No shares of Common Stock or other property shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading. No shares of Common Stock or other property shall be issued or delivered under the Plan if doing so would violate any internal policies of the Company.

D. Neither the action of the Company in establishing the Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of the Plan itself shall be construed so as to grant any individual the right to remain in the employ or service of the Company or any Parent or Subsidiary for any period of specific duration, and the Company (or any Parent or Subsidiary retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

E. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including (without limitation) the right of the Company (a) to grant options for corporate purposes otherwise than under this Plan to any Eligible Person or other Person, firm or company or association or (b) to grant options to, or assume the option of, any Person in connection with the acquisition (by purchase, lease, merger, consolidation or otherwise) of the business and assets (in whole or in part) of any Person, firm, company or association.

F. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

G. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Parent or Subsidiary and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Parent or Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

H. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons. With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

I. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

J. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

K. No Award and no right under any such Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution following the Participant’s death; provided, however, that at any time such Participant holds a Non-Statutory Option, such Participant may transfer such Option to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Award pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Awards under the Plan, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award.

L. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

M. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

N. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

O. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.